          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement      [ ]Confidential, for use of the
                                             Commission only
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              WMS INDUSTRIES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                              WMS INDUSTRIES INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.
     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                                    WMS LOGO

                              WMS INDUSTRIES INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                January 27, 1998
                            ------------------------
To the Stockholders of
  WMS INDUSTRIES INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of WMS Industries Inc. (the "Company") will be held on Tuesday, January 27, 1998 at 11:30 A.M. Eastern Standard Time at the New York Athletic Club, President's Room, 10th Floor, 180 Central Park South, New York, New York 10019, to consider and act upon the following matters:

           1. Electing a board of eight (8) directors;

           2. Amending the Restated Certificate of Incorporation of the Company, as amended (the "Certificate of Incorporation"), to increase the number of authorized shares of common stock of the Company, par value $.50 per share (the "Common Stock"), from 60,000,000 to 100,000,000;

           3. Amending the Certificate of Incorporation and the Amended and Restated Bylaws of the Company (the "Bylaws") to provide for the classification of the Board of Directors into three classes with staggered terms;

           4. Amending the Certificate of Incorporation and the Bylaws to provide that any vacancy on the Board of Directors may be filled for the unexpired term only by a vote of a majority of the remaining directors then in office;

           5. Amending the Certificate of Incorporation and the Bylaws to eliminate stockholder action by written consent;

           6. Amending the Certificate of Incorporation and the Bylaws to permit only the President, the Chairman of the Board or the Board of Directors to call special meetings of stockholders and to limit the business permitted to be conducted at such meetings to that brought before the meetings by or at the direction of the Board of Directors;

           7. Amending the Certificate of Incorporation and the Bylaws to implement an advance notice procedure for the submission of director nominations and other business to be considered at annual meetings of stockholders;

           8. Amending the Bylaws to require either a majority vote of the Board of Directors or an affirmative vote of 80% of the outstanding Common Stock entitled to vote thereon in order to adopt, amend or repeal the Bylaws, and amending the Certificate of Incorporation to require an affirmative vote of 80% of the outstanding Common Stock entitled to vote thereon in order to adopt, amend or repeal the amendments to the Certificate of Incorporation proposed herein;

           9. Ratifying the appointment of Ernst & Young LLP as independent auditors for the 1998 fiscal year; and

          10. Transacting such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The close of business on December 8, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any adjournments thereof. A list of the stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder of the Company for any purpose germane to the Annual Meeting during regular business hours at the offices of the Company for the ten-day period prior to the Annual Meeting.

     YOU ARE EARNESTLY REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, TO MARK, DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                      By Order of the Board of Directors,

                                      ORRIN J. EDIDIN
                                      Vice President, Secretary and General
                                      Counsel
Chicago, Illinois
December 12, 1997

                         ANNUAL MEETING OF STOCKHOLDERS

                                       OF

                              WMS INDUSTRIES INC.
                           -------------------------

                                PROXY STATEMENT
                           -------------------------

INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of WMS Industries Inc. (the "Company" or "WMS") of proxies to be voted at the Annual Meeting of Stockholders to be held at the New York Athletic Club, President's Room, 10th Floor, 180 Central Park South, New York, New York 10019, on Tuesday, January 27, 1998 at 11:30 A.M. Eastern Standard Time, and at any adjournment or adjournments thereof (the "Annual Meeting").

     All proxies in the accompanying form which are properly executed and duly returned will be voted in accordance with the instructions specified therein. If no instructions are given, such proxies will be voted in accordance with the recommendations of the Board as indicated in this Proxy Statement. A proxy may be revoked at any time prior to its exercise by written notice to the Company, by submission of another proxy bearing a later date or by voting in person at the meeting. Such revocation will not affect a vote on any matters taken prior thereto. The mere presence at the meeting of the person appointing a proxy will not revoke the appointment.

     The mailing address of the Company's principal executive offices is 3401 North California Avenue, Chicago, Illinois 60618. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about December 12, 1997.

     Only holders of the Company's Common Stock, $.50 par value per share (the "Common Stock"), of record at the close of business on December 8, 1997 (the "Record Date") will be entitled to vote at the Annual Meeting or any adjournment or adjournments of such meeting. There were 26,793,419 shares of Common Stock outstanding on the Record Date (excluding 52,312 treasury shares). Each such share entitles the holder thereof to one vote.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information as of the Record Date (except as otherwise footnoted) concerning persons which, to the knowledge of WMS, beneficially own more than 5% of the outstanding shares of Common Stock:

                                                         NUMBER OF SHARES
                 NAME AND ADDRESS OF                      OF COMMON STOCK     PERCENTAGE OF OUTSTANDING
                   BENEFICIAL OWNER                     BENEFICIAL OWNED(1)         COMMON STOCK
                 -------------------                    -------------------   -------------------------
Sumner M. Redstone and
  National Amusements, Inc. ..........................       6,917,700(2)               25.8%
  200 Elm Street
  Dedham, MA 02026
FMR Corp. ............................................       2,735,350(3)               10.2%
  82 Devonshire St.
  Boston, MA 02109
Neil D. Nicastro......................................       7,986,986(4)               28.7%(5)
  WMS Industries Inc.
  3401 North California Avenue
  Chicago, IL 60618

                                                         NUMBER OF SHARES
                 NAME AND ADDRESS OF                      OF COMMON STOCK     PERCENTAGE OF OUTSTANDING
                   BENEFICIAL OWNER                     BENEFICIAL OWNED(1)         COMMON STOCK
------------------------------------------------------  -------------------   -------------------------
Louis J. Nicastro.....................................       7,551,886(6)               27.5%(5)
  WMS Industries Inc.
  3401 North California Avenue
  Chicago, IL 60618

-------------------------
(1) Pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended, shares underlying options are deemed to be beneficially owned if the holder of the option has the right to acquire beneficial ownership of such shares within 60 days.

(2) The number of shares reported is based upon information contained in Amendment No. 20, dated January 7, 1997, to the Schedule 13D filed with the Securities and Exchange Commission by Sumner M. Redstone. Pursuant to such Schedule, as amended, Mr. Redstone and National Amusements, Inc., a Maryland corporation, reported beneficial ownership of and sole investment power with respect to 3,433,800 and 3,483,900 shares, respectively, of the Common Stock and shared voting power with respect to such shares pursuant to a Proxy Agreement entered into with the Company, and Messrs. Louis J. and Neil D. Nicastro (see "Voting Proxy Agreement" described below). Mr. Redstone is the beneficial owner of 66 2/3% of the issued and outstanding shares of the common stock of National Amusements, Inc.

(3) The number of shares reported is based upon information contained in a letter dated June 27, 1997 addressed to Shack & Siegel, P.C., counsel to the Company, from FMR Corp. Pursuant to such letter, FMR Corp. reported that Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, as amended, is the beneficial owner of 2,735,350 shares of the Common Stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. FMR Corp. reported it has sole power to dispose of or direct the disposition of all such shares and sole power to vote 7,000 of such shares.

(4) The number of shares reported as beneficially owned includes 6,917,700 shares of Common Stock owned by Sumner M. Redstone and National Amusements, Inc. for which the reporting person has shared voting power but no dispositive power. Additionally, the number of shares reported as beneficially owned includes 1,069,286 shares for which the reporting person has sole voting and sole dispositive power, 1,007,286 of which may be acquired upon the exercise of stock options. For a discussion concerning the shared voting power with respect to the 6,917,700 shares of Common Stock referred to above, see "Voting Proxy Agreement" below.

(5) For purposes of calculating the percentage of shares of Common Stock owned, shares issuable to such person upon the exercise of options within 60 days have been deemed to be outstanding.

(6) The number of shares reported as beneficially owned includes 6,917,700 shares owned by Sumner M. Redstone and National Amusements, Inc. for which the reporting person has shared voting power but no dispositive power. Additionally, the number of shares reported as beneficially owned includes 634,186 shares for which the reporting person has sole voting and sole dispositive power, 629,554 of which may be acquired upon the exercise of stock options. For a discussion concerning the shared voting power with respect to the 6,917,700 shares of Common Stock referred to above, see "Voting Proxy Agreement" below.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of the Record Date, certain information concerning beneficial ownership of Common Stock by each director of WMS, each executive officer of WMS and by all directors and executive officers of WMS as a group:

                                               NUMBER OF SHARES OF         PERCENTAGE OF
                                                  COMMON STOCK              OUTSTANDING
         NAME OF BENEFICIAL OWNER             BENEFICIALLY OWNED(1)       COMMON STOCK(2)
         ------------------------             ---------------------       ---------------
Harold H. Bach, Jr. ......................             96,433(3)                 **
William C. Bartholomay*...................             81,755(4)                 **
Orrin J. Edidin...........................                  0                    **
Kenneth J. Fedesna*.......................            163,742(5)                 **
William E. McKenna*.......................             65,549(4)                 **
Norman J. Menell*.........................             65,171(4)                 **
Louis J. Nicastro*........................          7,551,886(6)               27.5%
Neil D. Nicastro*.........................          7,986,986(7)               28.7%
Harvey Reich*.............................             64,145(4)                 **
Ira S. Sheinfeld*.........................             93,173(8)                 **
                                                    ---------                  ----
Directors and Executive Officers as a
  group (10 persons)......................          9,251,140(9)(10)           31.9%
                                                    =========                  ====

-------------------------

 * Nominee for Director

** Less than 1%

(1) Pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended, shares underlying options are deemed to be beneficially owned if the holder of the option has the right to acquire beneficial ownership of such shares within 60 days. Except as otherwise indicated in the following footnotes, each of the persons listed in the table owns the shares of Common Stock opposite his or her name and has sole voting and dispositive power with respect to such shares.

(2) For purposes of calculating the percentage of outstanding shares of Common Stock, shares issuable to such person upon the exercise of stock options within 60 days have been deemed to be outstanding.

(3) Includes 94,433 shares of Common Stock which the reporting person has the right to acquire upon the exercise of stock options.

(4) Includes 62,955 shares of Common Stock which the reporting person has the right to acquire upon the exercise of stock options.

(5) Includes 163,684 shares of Common Stock which the reporting person has the right to acquire upon the exercise of stock options.

(6) The number of shares reported as beneficially owned include the 6,917,700 shares of Common Stock owned by Sumner M. Redstone and National Amusements, Inc. for which the reporting person has shared voting power but no dispositive power. Additionally, the number of shares reported as beneficially owned includes 634,186 shares for which the reporting person has sole voting and sole dispositive power, 629,554 of which may be acquired upon the exercise of stock options. For a discussion concerning the shared voting power with respect to the 6,917,700 shares of Common Stock referred to above, see "Voting Proxy Agreement" below.

(7) The number of shares reported as beneficially owned include the 6,917,700 shares of Common Stock owned by Sumner M. Redstone and National Amusements, Inc. for which the reporting person has shared voting power but no dispositive power. Additionally, the number of shares reported as beneficially owned includes 1,069,286 shares for which the reporting person has sole voting and sole dispositive power, 1,007,286 of which may be acquired upon the exercise of stock options. For a discussion concerning the shared voting power with respect to the 6,917,700 shares of Common Stock referred to above, see "Voting Proxy Agreement" below.

(8) Includes 93,173 shares of Common Stock which the reporting person has the right to acquire upon the exercise of stock options.

(9) Includes 2,239,950 shares of Common Stock which directors and executive officers have the right to acquire upon the exercise of stock options. Additionally, includes the 6,917,700 shares of Common Stock owned by Sumner
     M. Redstone and National Amusements, Inc. with respect to which Mr. Louis
     J. Nicastro and Mr. Neil D. Nicastro both have shared voting power but no dispositive power. For a discussion concerning the shared voting power with respect to the 6,917,700 shares of Common Stock referred to above, see "Voting Proxy Agreement" below.

(10) For purposes of this calculation, the 6,917,700 shares of Common Stock owned by Sumner M. Redstone and National Amusements, Inc. with respect to which Mr. Louis J. Nicastro and Mr. Neil D. Nicastro have shared voting power but no dispositive power have only been counted once. For a discussion concerning the shared voting power with respect to the 6,917,700 shares of Common Stock referred to above, see "Voting Proxy Agreement" below.

VOTING PROXY AGREEMENT

     In order for the Company to be permitted to manufacture and sell slot machines in Nevada, the Company and certain of its subsidiaries and Mr. Louis J. Nicastro and Mr. Neil D. Nicastro were required to be registered, licensed or found suitable and have been registered, licensed or found suitable by the Nevada State Gaming Control Board and the Nevada Gaming Commission (the "Nevada Gaming Authorities"), as applicable, as a registered corporation, as registered holding companies, for licensure as a manufacturer and distributor of gaming devices and as directors, officers and stockholders of such entities, as applicable. Under applicable Nevada law and administrative procedure, as a greater than 10% stockholder of the Company, Mr. Sumner M. Redstone ("SMR") was required to apply and has an application pending with the Nevada Gaming Authorities for a finding of suitability as a stockholder of the Company. Pending completion of the processing of SMR's application, SMR and National Amusements, Inc. ("NAI") have voluntarily granted to Mr. Louis J. Nicastro and, if he is unable to perform his duties under the Proxy Agreement (as defined herein), Mr. Neil D. Nicastro, individually, a voting proxy for all of the shares of Common Stock which they own beneficially or of record.

     On September 21, 1995, Mr. Louis J. Nicastro and Mr. Neil D. Nicastro entered into a Voting Proxy Agreement (the "Proxy Agreement") with the Company, SMR and NAI, pursuant to which Mr. Louis J. Nicastro and, if he is unable to perform his duties under the Proxy Agreement, Mr. Neil D. Nicastro have been appointed, individually, as proxy holder with full power of substitution during and for the term of the voting proxy, to vote all shares of the Company's Common Stock as the proxy of SMR and NAI at any annual, special or adjourned meeting of the stockholders of the Company, including the right to execute consents, certificates or other documents relating to the Company that the law of the State of Delaware may permit or require on any and all matters which may be presented to the stockholders of the Company. The term of the Proxy Agreement is for 10 years commencing August 25, 1995, unless sooner terminated upon 30 days written notice. The Proxy Agreement will be deemed terminated as to any subject matter that will be presented for approval, consent or ratification to the stockholders of the Company if the Company fails to give SMR and NAI 45 days' notice of such subject matter. The Proxy Agreement will also terminate if SMR and NAI are found suitable as stockholders of the Company by the Nevada Gaming Authorities or are no longer subject to the provisions of Nevada gaming laws applicable to holders of more than 10% of the Company's Common Stock. The Proxy Agreement is not applicable to any shares of the Company's Common Stock sold or otherwise disposed of by SMR or NAI to any person who is not an affiliate of SMR or NAI. SMR and NAI have agreed to give notice of any sale or disposition to the Chairman of the Nevada State Gaming Control Board within 10 days after such sale or disposition. The Proxy Agreement was entered into to assure that the passive investment position of SMR and NAI relative to the Company will not change without prior notification to the Nevada Gaming Authorities.

     Mr. Louis J. Nicastro and Mr. Neil D. Nicastro have advised WMS that they plan to utilize the voting proxy with respect to the 6,917,700 shares of Common Stock beneficially owned by SMR and NAI to vote in favor of the nominees for election as director and FOR Proposals 2, 3, 4, 5, 6, 7, 8 and 9.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     Upon the recommendation of the Nominating Committee, eight (8) directors, constituting the entire Board, are to be elected to serve until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualify. All of the nominees are at present directors of the Company. Mr. Neil D. Nicastro is the son of Mr. Louis J. Nicastro. Should any of the nominees be unable to serve or refuse to serve as a director (an event which the Board does not anticipate), proxies solicited hereunder will be voted in favor of those nominees who do remain as candidates and may be voted for substituted nominees.

                                                          POSITION WITH COMPANY AND      DIRECTOR
                NAME OF NOMINEE(AGE)                         PRINCIPAL OCCUPATION         SINCE
                --------------------                      -------------------------      --------
Louis J. Nicastro (69)...............................    Chairman of the Board of        1974
                                                         Directors of the Company,
                                                         and Chairman of the Board of
                                                         Directors and Chief
                                                         Executive Officer of WHG
                                                         Resorts & Casinos Inc.
Neil D. Nicastro (41)................................    President, Chief Executive      1986
                                                         Officer, Chief Operating
                                                         Officer and a Director of
                                                         the Company, and Chairman of
                                                         the Board of Directors,
                                                         President, Chief Executive
                                                         Officer and Chief Operating
                                                         Officer of Midway Games Inc.
Kenneth J. Fedesna (48)..............................    Vice President and General      1993
                                                         Manager of the Company's
                                                         Coin-Op Amusement Game
                                                         Operations and a Director of
                                                         the Company, and Executive
                                                         Vice President Coin-Op Video
                                                         of Midway Games Inc.
Norman J. Menell (66)................................    Vice Chairman of the Board      1980
                                                         of Directors of the Company
William C. Bartholomay (69)..........................    Director of the Company and     1981
                                                         President of Near North
                                                         National Group
William E. McKenna (78)..............................    Director of the Company and     1981
                                                         General Partner of MCK
                                                         Investment Company
Harvey Reich (68)....................................    Director of the Company and     1983
                                                         Attorney, Of Counsel to the
                                                         firm of Robinson Brog
                                                         Leinwand Greene Genovese &
                                                         Gluck, P.C.
Ira S. Sheinfeld (59)................................    Director of the Company and     1993
                                                         Attorney, Member of the firm
                                                         of Squadron, Ellenoff,
                                                         Plesent & Sheinfeld LLP

     LOUIS J. NICASTRO, Chairman of the Board of Directors of the Company. Mr. Nicastro has served as Chairman of the Board of Directors of the Company since its incorporation in 1974. He served as Co-Chief Executive Officer of the Company from 1994 until June 26, 1996, having served as Chief Executive Officer

(1974-1994), President (1985-1988 and 1990-1991) and Chief Operating Officer (1985-1986). Mr. Nicastro also serves as a Director of Midway Games Inc.("Midway"), a 86.8% subsidiary of the Company, and is the Chairman of the Board and Chief Executive Officer of WHG Resorts & Casinos Inc.

     NEIL D. NICASTRO, President, Chief Executive Officer and Chief Operating Officer of the Company. Mr. Nicastro became a director of the Company in 1986 and was elected President of the Company on June 18, 1991, sole Chief Executive Officer effective July 1, 1996 and Chief Operating Officer on September 30, 1990. He served as Co-Chief Executive Officer (1994-1996), Treasurer (1986-1994), Executive Vice President (1988-1991), Senior Vice President (1987-1988), Vice President (1986-1987) and Director of Stockholder Relations (1981-1986). Mr. Nicastro also serves as Chairman of the Board of Directors, President, Chief Executive Officer and Chief Operating Officer of Midway.

     KENNETH J. FEDESNA has served as Vice President and General Manager of Williams Electronics Games, Inc., a subsidiary of the Company, for in excess of five years. Mr. Fedesna also serves as Executive Vice President -- Coin-Op Video and as a Director of Midway.

     NORMAN J. MENELL became Vice Chairman of the Board of Directors of the Company effective September 30, 1990. He served as President (1988-1990), Chief Operating Officer (1986-1990) and Executive Vice President (1981-1988) of the Company. Mr. Menell also serves as a Director of Midway.

     WILLIAM C. BARTHOLOMAY is President of Near North National Group, Chicago, Illinois (insurance brokers) and Chairman of the Board of the Atlanta Braves (National League Baseball). He has served as Vice Chairman of Turner Broadcasting System, Inc., a division of Time Warner Inc., since April 1994, having also held that office during the period 1976-1992 and having served as a Director (1976-1994). Mr. Bartholomay also serves as a Director of Midway.

     WILLIAM E. MCKENNA has served as a General Partner of MCK Investment Company, Beverly Hills, California for in excess of five years. He also is a Director of California Amplifier, Inc., Drexler Technology Corporation, Safeguard Health Enterprises, Inc. and Midway.

     HARVEY REICH has been a member of or of counsel to the law firm of Robinson Brog Leinwand Greene Genovese & Gluck, P.C., New York, New York and its predecessor firms for in excess of five years. Mr. Reich also serves as a Director of Midway.

     IRA S. SHEINFELD has been a member of the law firm of Squadron, Ellenoff, Plesent & Sheinfeld LLP, New York, New York, for in excess of five years. Mr. Sheinfeld also serves as a Director of Midway.

     Proposal 3 below provides for the classification of the Board of Directors into three classes, with one class to be elected each year, with the initial term of office of Class III directors to expire at the annual meeting of stockholders to be held in 1999, with the initial term of office of Class II directors to expire at the annual meeting of stockholders to be held in 2000, and with the initial term of office of Class I directors to expire at the annual meeting of stockholders to be held in 2001. If Proposal 3 is approved, the nominees for directors will be designated members of the class of directors set forth in Proposal 3.

REQUIRED VOTE

     The affirmative vote of a plurality of the shares of Common Stock present in person or by proxy at the Annual Meeting is required to elect directors.
                           -------------------------

     THESE INDIVIDUALS WILL BE PLACED IN NOMINATION FOR ELECTION TO THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES FOR ELECTION AS DIRECTORS
                           -------------------------

THE BOARD OF DIRECTORS

     The Board of Directors is responsible for the overall affairs of the Company. To assist it in carrying out its duties, the Board has delegated certain authority to several committees. The majority of the Board, five of the eight directors, are outside directors who are neither officers nor employees of the Company or its subsidiaries.

     During the 1997 fiscal year, the Board of Directors of the Company held six meetings. All other action taken by the Board was by the unanimous written consent of the members after review of proposals presented to each member. Each director attended at least 75% of the aggregate of meetings of the Board and committees on which he served during the fiscal year.

DIRECTOR COMPENSATION

     During the 1997 fiscal year, the Company paid a fee of $40,000 per annum to each director who was not also an employee of the Company or its subsidiaries. Each such director who served as the chairman of any committee of the Board of Directors received a further fee of $5,000 per annum for his services in such capacity and each member of the Company's Audit and Ethics Committee received an additional fee of $5,000 per annum.

     During the 1997 fiscal year and prior to the April 21, 1997 distribution to WMS stockholders of all of the outstanding and voting common stock of WHG Resorts & Casinos Inc. (the "WHG Distribution"), each non-employee director of the Company's then 95%-owned subsidiary Posadas de Puerto Rico Associates, Incorporated (which included Messrs. Bartholomay, Menell and Reich) also received an annual fee of $10,000 for services as a director and, for those non-employee directors who serve as a member of the Audit, Ethics and Compensation Committee of such subsidiary's Board of Directors (which included Messrs. Bartholomay and Reich) a further fee of $12,500 was paid. During the 1997 fiscal year and prior to the WHG Distribution, each non-employee director of the Company's then 62%-owned subsidiary Williams Hospitality Group Inc. (which included Messrs. McKenna and Menell) also received an annual fee of $22,500 for services as a director.

     The Company's 1991 and 1993 Stock Option Plans (the "Option Plans") provide for the issuance of shares of Common Stock of the Company pursuant to stock options which may be granted to non-employee directors of the Company, among others, at not less than 100% of the fair market value of such shares on the date of grant. Under the terms of the Option Plans, non-qualified stock options may be granted to non-employee directors pursuant to the following formula -- upon the date of adoption of the Plan by the Board of Directors and on each anniversary thereof, each non-employee director of the Company is entitled to receive a non-qualified option to purchase, at 100% of the fair market value of the Company's Common Stock on such date, such shares of the Company's Common Stock as shall be determined (a) in the case of the 1991 Stock Option Plan, by multiplying 5,036 (after adjustment for the WHG Distribution) times the number of years he or she has served on the Board of Directors, subject to a maximum of 37,773 shares (after adjustment for the WHG Distribution); and (b) in the case of the 1993 Stock Option Plan, by multiplying 12,591 (after adjustment for the WHG Distribution) times the number of years he or she has served on the Board of Directors or as a consultant or adviser, subject to a maximum of 62,954 shares (after adjustment for the WHG Distribution). Upon adoption of the 1991 Stock Option Plan, the following non-employee directors became entitled to and were granted non-qualified stock options to purchase 37,773 shares (after adjustment for the WHG Distribution) each of the Company's Common Stock at a purchase price of $7.31 -- Messrs. Bartholomay, McKenna and Reich. On September 6, 1997, 1996, 1995 and 1994, Mr. Sheinfeld was granted a non-qualified option to purchase 7,555, 15,109, 10,073 and 5036 shares (all after adjustment for the WHG Distribution), respectively, at a price of $26.19, $18.97, $18.57 and $15.19 (all after adjustment for the WHG Distribution) per share, respectively, pursuant to the formula established in the 1991 Option Plan. Upon adoption of the 1993 Stock Option Plan, the following non-employee directors became entitled to and were granted non-qualified stock options to purchase 62,954 shares (after adjustment for the WHG Distribution) each of the Company's Common Stock at a purchase price of $21.34 each -- Messrs. Bartholomay, McKenna, Menell, Reich and Sheinfeld.

     Each director of the Company who is not also an employee of the Company or its subsidiaries is also a non-employee director of Midway. During the 1997 fiscal year, Midway paid a fee of $22,500 per annum to each such Midway director. Each such director who serves as the chairman of any committee of the Midway Board of Directors receives a further fee of $2,500 per annum for his services in such capacity and each other member of Midway's Audit Committee receives an additional fee of $2,500 per annum.

     Midway's 1996 Stock Option Plan provides for the issuance of shares of Midway common stock pursuant to stock options which may be granted to non-employee directors of Midway, among others, at not less than 100% of the fair market value of such shares on the date of grant. Immediately prior to the initial public offering by the Company of the Midway common stock in October 1996, Midway granted options to purchase 25,000 shares of Midway common stock to each of its non-employee directors.

     Directors also are entitled to participate at the Company's expense in a medical reimbursement plan which is supplementary to the primary medical insurance maintained by each such individual.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Audit and Ethics Committee is currently composed of three members, Messrs. McKenna (Chairman), Bartholomay and Sheinfeld. This Committee is charged with meeting periodically with the independent auditors and Company personnel with respect to the adequacy of internal accounting controls, receiving and reviewing the recommendations of the independent auditors, recommending the appointment of auditors and reviewing the scope of the audit and the compensation of the independent auditors, reviewing consolidated financial statements and, generally, reviewing the Company's accounting policies and resolving potential conflicts of interest. During the 1997 fiscal year this Committee held two meetings.

     The Nominating Committee is currently composed of Messrs. L.J. Nicastro (Chairman) and Bartholomay. This Committee is charged with making recommendations with respect to the nomination of candidates for election to the Board and does not accept recommendations from stockholders of the Company. During the 1997 fiscal year this Committee held one meeting.

     The Stock Option Committee is currently composed of Messrs. Reich (Chairman) and McKenna. This Committee approves the selection of individuals for participation in, and determines the timing, pricing and the amount of option grants under the provisions of, the Company's Stock Option Plans other than formula awards made to Non-Employee Directors of the Company. During the 1997 fiscal year this Committee held one meeting and took all other action by the unanimous written consent of the members.

     The Compensation Committee is currently composed of Messrs. Bartholomay (Chairman) and McKenna. This Committee is charged with making recommendations regarding the compensation of senior management personnel. During the 1997 fiscal year this Committee held one meeting and took other action by the unanimous written consent of the members. The Compensation Committee and Stock Option Committee jointly report to stockholders on executive compensation items as required by the Securities and Exchange Commission. Their Report follows below.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

     During the last fiscal year, Mr. William C. Bartholomay served as Chairman of the Company's Compensation Committee and Mr. William E. McKenna served as the sole additional member, neither of whom are employees or officers of the Company or any of its subsidiaries or had any relationship requiring disclosure herein by the Company.

                               EXECUTIVE OFFICERS

     The following individuals were elected to serve in the capacities set forth until the 1998 Annual Meeting of the Board of Directors or until their respective successors are duly elected and qualified.

                NAME                    AGE                     POSITION
                ----                    ---                     --------
Neil D. Nicastro.....................   41     President, Chief Executive Officer and
                                               Chief Operating Officer
Harold H. Bach, Jr...................   65     Vice President-Finance, Treasurer, Chief
                                               Financial Officer and Chief Accounting
                                               Officer
Orrin J. Edidin......................   36     Vice President, Secretary and General
                                               Counsel

     The principal occupation and employment of Mr. N.D. Nicastro during the last five years is set forth on page 6 hereof.

     Mr. Bach served as Secretary of the Company from July 5, 1990 to June 15, 1992. He assumed the positions of Treasurer effective September 13, 1994 and Vice President-Finance, Chief Financial Officer and Chief Accounting Officer effective September 30, 1990. Additionally, Mr. Bach has served as Executive Vice President-Finance, Chief Financial Officer and a director of Midway since August 30, 1996. Previously, he served as Senior Vice President-Finance and Chief Financial Officer of Midway from September 17, 1990 to August 30, 1996, and he has served as Treasurer of Midway continuously since December 1, 1994. Prior to joining the Company, Mr. Bach was a partner in the accounting firms of Ernst & Young (1989-1990) and Arthur Young & Company (1967-1989).

     Mr. Edidin has served as Vice President, Secretary and General Counsel of the Company since May 30, 1997. Mr. Edidin served as Associate General Counsel of Fruit of the Loom, Inc., an apparel company, from August 1992 until May 1997. Mr. Edidin has also served as Vice President, Secretary and General Counsel of Midway since June 30, 1997.

                             EXECUTIVE COMPENSATION

     To provide stockholders with an understanding of the Company's executive compensation program, the following are presented below: (i) the Summary Compensation Table; (ii) the Stock Option Tables; (iii) a description of the Adjustments to Options Resulting from Proposed Midway Spin-Off; (iv) the Joint Report by the Compensation and Stock Option Committees of the Board of Directors on Fiscal 1997 Executive Compensation; (v) the Corporate Performance Graph; and
(vi) a description of Employment Agreements.

                           SUMMARY COMPENSATION TABLE

     The Summary Compensation Table below sets forth the cash compensation paid by the Company (or in the case of Mr. Nicastro, for the period from the date of the initial public offering by Midway, by the Company and Midway) for service in all capacities during the fiscal years ended June 30, 1997, 1996 and 1995 to each of the Company's executive officers who served during such periods and whose salary and bonus exceeded $100,000. Pursuant to the Manufacturing and Services Agreement between the Company and Midway, after the Offering the compensation paid by the Company to the executive officers of the Company (other than Mr. Nicastro) is allocated to Midway based upon estimates by management of the Company. Management of the Company believes that such executive officers devoted at least 50% of their time to Midway. Mr. Orrin J. Edidin, Vice President, Secretary and General Counsel of the Company, commenced his employment with the Company on May 19, 1997 and, therefore, is not included in the Summary Compensation Table set forth below.

                                                                         LONG TERM
                                                                        COMPENSATION
                                                                           AWARDS
                                                                        ------------
                                                ANNUAL COMPENSATION      SECURITIES
                                               ----------------------    UNDERLYING       ALL OTHER
     NAME AND PRINCIPAL POSITION        YEAR   SALARY ($)   BONUS ($)   OPTIONS (#)    COMPENSATION ($)
     ---------------------------        ----   ----------   ---------   -----------    ----------------
Neil D. Nicastro......................  1997     600,000     969,160     1,007,286(1)       54,632(2)
President, Chief Executive Officer      1996     532,500     267,600            --          35,791(2)
and Chief Operating Officer             1995     532,500     489,100            --          35,762(2)
Harold H. Bach, Jr....................  1997     300,000     175,000        94,433(1)           --
Vice President -- Finance,              1996     262,000      67,800            --              --
Treasurer, Chief Financial Officer      1995     250,000      67,800            --              --
and Chief Accounting Officer
Barbara M. Norman (3).................  1997     168,270      50,000        94,433(1)(4)          --
Vice President, Secretary and           1996     157,500      27,200            --              --
General Counsel                         1995     150,000      27,200            --              --

-------------------------
(1) The number of options set forth herein reflect an adjustment to options previously granted by the Company, which number of options and the exercise price thereof were adjusted to reflect the WHG Distribution. The number of options set forth herein does not include Midway stock options granted to such persons by Midway under the Midway 1996 Stock Option Plan. In fiscal 1997, Mr. Nicastro received options to acquire 500,000 shares of Midway common stock, Mr. Bach received options to acquire 100,000 shares of Midway common stock and Ms. Norman received options to acquire 25,000 shares of Midway common stock.

(2) Amount shown includes for fiscal 1997, 1996 and 1995 life insurance premiums of $1,467, $691 and $662, respectively, and $53,165, $35,100 and $35,100 each for fiscal 1997, 1996 and 1995, respectively, accrual for contractual retirement benefits.

(3) Ms. Norman served as Vice President, Secretary and General Counsel to the Company from June 15, 1992 until May 30, 1997.

(4) These options were issued in exchange for options previously issued to Ms. Norman which terminated upon termination of her employment with the Company. Ms. Norman currently is Vice President, Secretary and General Counsel of WHG Resorts & Casinos Inc. and is a consultant to the Company and Midway pursuant to a consulting agreement whereby Ms. Norman renders consulting services to the Company and Midway in consideration of supplemental medical benefits to the extent not provided to her by WHG.

                              STOCK OPTION TABLES

     The Company currently has the following four stock option plans in effect: the 1982 Employee Stock Option Plan; the 1991 Stock Option Plan; the 1993 Stock Option Plan; and the 1994 Stock Option Plan (collectively the "Stock Option Plans" or "Plans'). The Plans provide for the issuance of shares of Common Stock pursuant to options which may be granted thereunder. Options granted under the Plans may be in the form of options meeting the requirements of Section 422 of the Internal Revenue Code, as amended ("incentive stock options"), or options not meeting the requirements of such section ("non-qualified stock options").

     The purpose of each of the Plans is to encourage key employees of the Company and its subsidiaries and under certain of the Plans non-employee directors, consultants and advisers of the Company to acquire a proprietary interest in the Company and to enable such individuals to realize benefits from an increase in the value of the Common Stock, to provide such individuals with greater incentive and to encourage their continued provision of services to the Company and, generally, to promote the interests of the Company and all of its stockholders.

     The following tables set forth certain information with respect to options to purchase Common Stock granted under the Company's Stock Option Plans and the Midway 1996 Stock Option Plan to persons who served as executive officers of the Company during fiscal year 1997.

                     WMS OPTION GRANTS IN LAST FISCAL YEAR

                                                                                      POTENTIAL REALIZABLE VALUE
                                                                                        AT ASSUMED ANNUAL RATES
                                                                                      OF STOCK PRICE APPRECIATION
                                             INDIVIDUAL GRANTS                            FOR OPTION TERM(1)
                         ----------------------------------------------------------   ---------------------------
                         NUMBER OF      PERCENT OF
                         SECURITIES    TOTAL OPTIONS
                         UNDERLYING     GRANTED TO
                          OPTIONS      EMPLOYEES IN     EXERCISE PRICE   EXPIRATION
         NAME            GRANTED(#)   FISCAL YEAR(%)      ($/SHARE)         DATE        5%($)           10%($)
         ----            ----------   --------------    --------------   ----------     -----           ------
Neil D. Nicastro.......        --            --                --               --           --                --
Harold H. Bach, Jr. ...        --            --                --               --           --                --
Orrin J. Edidin........    25,000(2)        7.8             20.25         05/19/07      318,378           806,832
Barbara M. Norman......    94,433(3)       29.3             21.34         09/30/03      752,875         1,733,353

-------------------------
(1) The assumed appreciation rates are set pursuant to the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and are not derived from the historical or projected prices of the Company's Common Stock or results of operations or financial conditions and they should not be viewed as a prediction of possible prices for the Common Stock in the future. Total potential stock price appreciation from May 19, 1997 to May 19, 2007 for all stockholders based on the price of $20.25 per share of Common Stock on May 19, 1997 and a total of 24,217,854 shares of Common Stock outstanding would be $308,417,276 and $781,589,583 at assumed rates of stock appreciation of 5% and 10%, respectively.

(2) These options become exercisable up to 10%, 30%, 60% and 100% of the total number of options granted upon the first, second, third and fourth anniversaries, respectively, of the date of the grant.

(3) These options were granted to Ms. Norman in exchange for options which terminated upon termination of her employment with the Company on June 16, 1997. However, Ms. Norman currently is a consultant to the Company and such options remain outstanding.

                    MIDWAY OPTION GRANTS IN LAST FISCAL YEAR

                                                                                          POTENTIAL REALIZABLE
                                                                                            VALUE AT ASSUMED
                                                                                             ANNUAL RATES OF
                                                                                        STOCK PRICE APPRECIATION
                                               INDIVIDUAL GRANTS                           FOR OPTION TERM(1)
                           ---------------------------------------------------------    -------------------------
                           NUMBER OF         PERCENT OF
                           SECURITIES      TOTAL OPTIONS
                           UNDERLYING        GRANTED TO      EXERCISE
                            OPTIONS         EMPLOYEES IN       PRICE      EXPIRATION
          NAME             GRANTED(#)      FISCAL YEAR(%)    ($/SHARE)       DATE         5%($)         10%($)
          ----             ----------      --------------    ---------    ----------      -----         ------
Neil D. Nicastro.........  500,000(2)           28.4           20.00       10/31/06      6,288,946     15,937,425
Harold H. Bach, Jr.......  100,000(2)            5.7           20.00       10/31/06      1,257,789      3,187,485
Barbara M. Norman........   25,000(2)(3)         1.4           20.00       10/31/06        314,447        796,871

-------------------------
(1) The assumed appreciation rates are set pursuant to the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and are not derived from the historical or projected prices of Midway's common stock or results of operations or financial conditions and they should not be viewed as a prediction of possible prices for Midway's common stock in the future. Total potential stock price appreciation from November 1, 1996 to October 31, 2006 for all stockholders based on the price of $20.00 per share of Midway common stock on November 1, 1996 and a total of 38,500,000 shares of Midway common stock outstanding would be $496,829,104 and $1,259,056,575 at assumed rates of stock appreciation of 5% and 10%, respectively.

(2) In connection with the initial public offering of Midway common stock in October 1996, the optionee was granted options to purchase Midway common stock, 40% of which became exercisable upon completion of such offering and the balance of which become exercisable in equal installments on each of the three succeeding anniversary dates of the completion of such offering.

(3) Ms. Norman's employment with Midway terminated effective June 16, 1997. However, Ms. Norman is a consultant to Midway, and the options previously issued to her remain outstanding.

              AGGREGATED WMS OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END WMS OPTION VALUES

                                                              NUMBER OF SECURITIES
                                                                   UNDERLYING           VALUE OF UNEXERCISED
                                                             UNEXERCISED OPTIONS AT         IN-THE-MONEY
                                   SHARES                          6/30/97(#)         OPTIONS AT 6/30/97($)(1)
                                 ACQUIRED ON      VALUE          EXERCISABLE(E)            EXERCISABLE(E)
             NAME                EXERCISE(#)   REALIZED($)      UNEXERCISABLE(U)          UNEXERCISABLE(U)
             ----                -----------   -----------   ----------------------   ------------------------
Neil D. Nicastro...............         --            --           1,007,286(E)              6,401,929(E)
Harold H. Bach, Jr. ...........         --            --              94,433(E)                351,149(E)
Barbara M. Norman..............         --            --              94,433(E)                351,149(E)
Orrin J. Edidin(2).............         --            --              25,000(U)                120,312(U)

-------------------------
(1) Based on the closing price of Common Stock on the New York Stock Exchange on June 30, 1997, which was $25.0625.

(2) Mr. Edidin became Vice President, Secretary and General Counsel of the Company on May 30, 1997.

             AGGREGATED MIDWAY OPTION EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR-END MIDWAY OPTION VALUES

                                                              NUMBER OF SECURITIES
                                                                   UNDERLYING           VALUE OF UNEXERCISED
                                                             UNEXERCISED OPTIONS AT         IN-THE-MONEY
                                   SHARES                          6/30/97(#)         OPTIONS AT 6/30/97($)(1)
                                 ACQUIRED ON      VALUE          EXERCISABLE(E)            EXERCISABLE(E)
             NAME                EXERCISE(#)   REALIZED($)      UNEXERCISABLE(U)          UNEXERCISABLE(U)
             ----                -----------   -----------   ----------------------   ------------------------
Neil D. Nicastro...............         --            --             200,000(E)                275,000(E)
                                                                     300,000(U)                412,500(U)
Harold H. Bach, Jr. ...........         --            --              40,000(E)                 55,000(E)
                                                                      60,000(U)                 82,500(U)
Barbara M. Norman..............         --            --              10,000(E)                 13,750(E)
                                                                      15,000(U)                 20,625(U)

-------------------------

(1) Based on the closing price of the Common Stock on the New York Stock Exchange on June 30, 1997, which was $21.375.

ADJUSTMENTS TO OPTIONS RESULTING FROM PROPOSED MIDWAY SPIN-OFF

     On October 29, 1996, Midway completed an initial public offering of 5,100,000 shares of Midway common stock for $20.00 per share (the "Offering"). As of September 22, 1997, Midway had 38,500,000 shares outstanding of which the Company owned 33,400,000 shares, representing approximately 86.8% of the outstanding shares of Midway common stock.

     In August 1997, the Company announced that its Board of Directors had approved in principle a spin-off of the Company's remaining interest in Midway pro rata to the Company's stockholders (the "Spin-Off"). The proposed Spin-Off is conditioned upon several requirements, including the receipt of a ruling from the Internal Revenue Service that the transaction will be tax free to the Company and its stockholders. The Company anticipates that the Spin-Off will be completed in early 1998.

     Each of the Company's four stock option plans provides that in the event of a dividend or other distribution, such as the Spin-Off, outstanding options are to be adjusted so as to prevent dilution of the benefits or potential benefits intended to be made available by the options in such manner as the Board of Directors deems equitable. Several alternatives were considered by the Board. Some companies that have implemented a spin-off of a subsidiary have followed a strategy where existing option holders were given replacement options in both the parent and the subsidiary. However, since Midway is already a public company with 13.2% of its stock held by stockholders other than the Company, the Board concluded that it would not be appropriate for the Company to cause Midway to issue options to satisfy the Company's obligations to its option holders.

     The Board also considered adjusting the number and exercise price of the options so that their intrinsic value after the Spin-Off would equal the intrinsic value of the options before the Spin-Off. Such an adjustment would be accomplished by both reducing the exercise price of the options and increasing the number of shares issuable upon exercise of the options. However, in light of the significant value of Midway to the Company as a whole, such an approach would have resulted in the issuance of options to acquire more than twice the number of shares of Common Stock outstanding, which the Board believed would not be in the best interests of stockholders.

     Instead, the Board adopted an approach that would give option holders the same number of options to acquire shares of Common Stock after the Spin-Off (at the exercise price described below) as such holders currently have and compensate option holders for the lost opportunity value represented by the shares of common stock of Midway being distributed in the Spin-Off to stockholders of the Company which option holders will not participate in. In order to preserve the Company's cash resources, the Board also provided that such compensation be paid through a combination of cash and shares of Common Stock and would be capped.

     The Board also believed it was desirable to advise the Company's stockholders at the earliest time of the minimum number of Midway shares they will receive as a result of the Spin-Off. Such number would have varied by reason of the exercise of any options prior to the completion of the Spin-Off. The Board believed that it was therefore in the interest of stockholders to obtain an undertaking from each current option holder not to exercise his or her options prior to the completion of the Spin-Off.

     After considering all of the foregoing and in consultation with its financial advisors, the Board approved and proposed to option holders the plan described below. The plan was accepted by holders of all outstanding options under the Company's four stock option plans, including each of the persons listed in the Summary Compensation Table. The implementation of the Spin-Off is subject to the receipt of an opinion from the Company's financial advisors, CIBC Oppenheimer Corp., that the Spin-Off, including the adjustments to stock options resulting from the Spin-Off, is fair to the Company and its stockholders.

     Pursuant to the plan, each option holder agreed not to exercise his or her outstanding options until the earliest of (i) the record date for the Spin-Off,
(ii) the date the Company publicly announces that it has abandoned its plan to complete the Spin-Off, (iii) the termination of employment of such holder by the Company for any reason, or (iv) June 30, 1998. In consideration for such agreement, each option holder will be afforded one of two choices (at their election to be made shortly before the Spin-Off) in the event the Spin-Off is completed:

          (1) Each option holder will be entitled to receive a guaranteed minimum payment for all of his or her options in an amount equal to the spread between the trading price of shares of Common Stock on September 22, 1997 ($30.00), the date the plan was approved by the Board, and the exercise price of the option, plus a premium which represents the value of the option holder's commitment not to exercise the options, determined using the Black-Scholes method of determining option values.

          (2) At the time of the Spin-Off, the option holder may elect to receive the minimum payment described above or the following: (a) an ongoing option (the "Surviving Option") to purchase the same number of shares of Common Stock as they currently hold at an exercise price determined by multiplying the exercise price of the applicable options by a fraction, the numerator of which is the projected value of shares of Common Stock after the date on which shares of Common Stock trade ex-dividend (i.e. without entitlement to the Midway shares being spun off), as determined by the Board upon advice of its financial advisors, and the denominator of which is the average closing price of shares of Common Stock on the NYSE for a period of time prior to the Spin-Off determined by the Board and (b) payment for the lost opportunity value of options to purchase the number of shares of common stock of Midway that such optionee would have received prior to the Spin-Off (the "Phantom Midway Options"). The number of shares subject to the Phantom Midway Options will be determined by multiplying the number of options by the ratio of shares of common stock of Midway being distributed as part of the Spin-Off for each outstanding share of Common Stock (the "Spin-Off Ratio"). The exercise price of the Phantom Midway Options will be determined by subtracting the exercise price of the applicable Surviving Option from the exercise price of the applicable option and dividing the result by the Spin-Off Ratio. The Phantom Midway Options will then be valued using the Black-Scholes methodology, utilizing such assumptions as may be approved by the Board and its financial advisors, and will be purchased by the Company.

     Payments by the Company for either the minimum guarantee or the Phantom Midway Options will be paid in cash up to a maximum of $30.0 million and in shares of Common Stock up to a maximum of 2,000,000 shares. Such shares will be distributed prior to the completion of the Spin-Off so that payment is based on the price of Common Stock for a trading period prior to the completion of the Spin-Off.

          JOINT REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES
                     ON FISCAL 1997 EXECUTIVE COMPENSATION

     The Compensation Committee is charged with making recommendations to the Board of Directors regarding the compensation of senior management personnel. To the extent stock options form a portion of a compensation package, the Compensation Committee works together with the Stock Option Committee, which is responsible for making recommendations regarding stock option grants and awards.

     It is the policy of the Compensation and Stock Option Committees to provide attractive compensation packages to senior management so as to motivate them to devote their full energies to the success of the Company, to reward them for their services and to align the interests of senior management with the interests of stockholders. The Company's executive compensation packages are comprised primarily of base salaries, annual contractual and discretionary cash bonuses, stock options and retirement and other benefits. It is the philosophy of the Compensation Committee that the Company be staffed with a small number of well compensated senior management personnel.

     In general, the level of base salary is intended to provide appropriate basic pay to senior management taking into account historical contributions to the Company and each person's unique value and the recommendation of the Chief Executive Officer. The amount of any discretionary bonus is subjective but is generally based on the actual performance of the Company in the preceding fiscal year, the special contribution of the executive to such performance and the overall level of the executive's compensation including other elements of the compensation package. The Company also has used stock options, which increase in value only if the Company's Common Stock increases in value, and which terminate a short time after an executive leaves the Company, as a means of long-term incentive compensation. The Stock Option Committee determined the size of stock option grants to the executive officers and to key employees throughout the Company on an individual, discretionary basis in consideration of corporate results and each recipient's performance, contributions and responsibilities without assigning specific weight to any factor.

     The cash bonus paid to Mr. N.D. Nicastro for the fiscal year 1997 was determined through a negotiated formula set forth in his employment agreements with the Company and with Midway which provided for base salary and bonus compensation as fully described under "Employment Agreements" below. In fiscal 1997, Mr. N.D. Nicastro also received from Midway stock options to purchase 500,000 shares of Midway common stock.

     Senior executives other than Mr. N.D. Nicastro were granted discretionary bonuses for the 1997 fiscal year and also received from the Company options to purchase in the aggregate, 94,433 shares of Common Stock and from Midway options to purchase, in the aggregate, 125,000 shares of Midway common stock. The decision to pay such bonuses was subjective but involved consideration of the efforts expended by such executives as well as consideration of the financial performance of the Company. For information with respect to options held by senior management at fiscal year end, see "Stock Option Tables" set forth above.

     The Omnibus Budget Reconciliation Act of 1993 (the "Budget Act") generally provides that, for fiscal years commencing in 1994, compensation paid by publicly-held corporations to the chief executive officer and the four most highly paid senior executive officers in excess of one million dollars per year per executive will be deductible by the Company only if paid pursuant to qualifying performance-based compensation plans approved by stockholders of the Company. Compensation as defined by the Budget Act includes, among other things, base salary, incentive compensation and gains on stock option transactions. Since the ultimate value of an option cannot be determined until it is exercised or until the stock underlying the option is sold, executive compensation relating to options may, in a given year, exceed one million dollars. It is the present policy of the Compensation Committee to submit for stockholder approval stock option plans in which the chief executive officer and the most highly paid senior executive officers of the Company may participate. The Compensation Committee intends to consider, on a case by case basis, how the Budget Act will affect contractual and discretionary cash compensation. The Compensation Committee does not intend to request Mr. N. D. Nicastro to submit his employment agreement for stockholder approval. See "Employment Agreements -- Employment Contracts." Depending on the performance of the Company, payments to Mr. Nicastro under such agreement may exceed one million dollars in any particular fiscal year and such excess payments will not be deductible by the Company.

              The Compensation Committee                     The Stock Option Committee
                  William C. Bartholomay, Chairman           Harvey Reich, Chairman
                  William E. McKenna                         William E. McKenna

     The foregoing Joint Report of the Compensation and Stock Option Committees on executive compensation shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference.

                          CORPORATE PERFORMANCE GRAPH

     The following graph compares for the five years ended June 30, 1997 the yearly percentage change in cumulative total stockholder return on the Company's Common Stock with (1) the cumulative total return of the Standard and Poor's 500 Stock Index ("S & P 500") and (2) the cumulative total return of the Standard and Poor's Leisure Time Index ("S&P Leisure"). The graph assumes an investment of $100 on July 1, 1992 in the Company's Common Stock and $100 invested at that time in each of the Indexes and the reinvestment of dividends where applicable. The WHG Distribution resulted in an adjustment to total stockholder return as a reinvested dividend of $2.25.

        Measurement Period
      (Fiscal Year Covered)             ..... WMS        ..... S&P 500    ..... S&P - Leisure
1992                                              100                100                  100
1993                                              177                114                  120
1994                                              117                115                  121
1995                                              121                145                  146
1996                                              152                183                  191
1997                                              173                247                  240

     The foregoing table shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference.

                             EMPLOYMENT AGREEMENTS

EMPLOYMENT CONTRACTS

     The Company and Midway each entered into separate employment agreements (each an "Employment Agreement" and collectively, the "Employment Agreements") with Mr. Neil D. Nicastro effective as of July 1, 1996. Each of the Employment Agreements provides that Mr. Nicastro will receive salaried compensation at the rate of $300,000 per annum, or such greater amount as may be determined by the Board of Directors of the Company or Midway, as applicable. Mr. Nicastro's Employment Agreement with Midway provides for bonus compensation in an amount equal to two percent of the pre-tax income of Midway multiplied by the percentage of Midway common stock outstanding which is not owned by the Company (which is 13.2%). Mr. Nicastro's Employment Agreement with the Company also provides for bonus compensation in an amount equal to two percent of the pre-tax income of the Company. The portion of Mr. Nicastro's bonus from the Company that is attributable to the pre-tax income of Midway will be charged to Midway pursuant to the Manufacturing and Services Agreement between the Company and Midway. The Employment Agreement with the Company provides for, among other things, full participation in all benefit plans available to senior executives and for reimbursement of all medical and dental expenses incurred by Mr. Nicastro or his spouse and incurred by his children under the age of twenty-one. Additionally, the Company and Midway will each provide Mr. Nicastro with $1,000,000 of life insurance coverage in addition to the standard amount provided to Company employees. Mr. Nicastro's Employment Agreement with Midway provides that should the Company fail for any reason to provide the medical, dental and other employee benefits to be provided to Mr. Nicastro under the terms of his Employment Agreement with the Company, Midway will provide such benefits to him at its expense. Each of the Employment Agreements provides that Mr. Nicastro may divide his attention between the business of the Company and the business of Midway as he shall consider appropriate.

     The Employment Agreements will expire November 4, 2001, subject to automatic extensions in order that the term of each of the Employment Agreements shall at no time be less than three years. Upon retirement or death and for a period of seven years thereafter, each of the Company and Midway is required to pay to Mr. Nicastro or his designee, or if no designation is made, to his estate, for a period equal to the greater of the balance of the remaining term of the respective Employment Agreement or seven years, an annual benefit equal to one-half of the annual base salary being paid to him on such retirement or death, as the case may be, but in no event less than $150,000 per annum under each Employment Agreement. Such benefits are payable under each of the Employment Agreements notwithstanding Mr. Nicastro's termination of employment with the Company or Midway, as the case may be, for any reason. The Employment Agreements may be terminated at the election of Mr. Nicastro upon the occurrence without his consent or acquiescence of any one or more of the following events:
(i) the placement of Mr. Nicastro in a position of lesser stature or the assignment to Mr. Nicastro of duties, performance requirements or working conditions significantly different from or at variance with those presently in effect under the respective Employment Agreement; (ii) the treatment of Mr. Nicastro in a manner which is in derogation of his status as a senior executive of WMS or Midway, as applicable; (iii) the cessation of service of Mr. Nicastro as a member of the Board of Directors of WMS or Midway, as applicable; (iv) the discontinuance or reduction of amounts payable or personal benefits available to Mr. Nicastro pursuant to the applicable Employment Agreement; or (v) the requirement that Mr. Nicastro work outside his agreed upon metropolitan area. In any such event, and in the event the Company or Midway is deemed to have wrongfully terminated Mr. Nicastro's Employment Agreement with WMS or Midway, as applicable, under the terms thereof, the Company and/or Midway, as applicable, is obligated (a) to make a lump sum payment to Mr. Nicastro equal in amount to the sum of the aggregate base salary during the remaining term of his employment agreement (but in no event less than three times the highest base salary payable to him during the one-year period prior to such event), the bonus (assuming all objectives for payment had been met) and the retirement benefit (assuming the date of termination was his retirement date) otherwise payable under the terms of the applicable Employment Agreement and (b) to purchase at the election of Mr. Nicastro all stock options held by him with respect to the Company's Common Stock or Midway common stock, as applicable, at a price equal to the spread between the option price and the fair market price of such stock as defined in the agreement. The applicable Employment Agreement may also be terminated at the election of Mr. Nicastro if individuals who presently constitute the Board of Directors of WMS or Midway, or successors approved by such Board members, cease for any reason to constitute at least a majority of such Board. Upon such an event, the Company or Midway, as applicable, may be required to purchase the stock options held by Mr. Nicastro and make payments similar to those described above.

RETIREMENT PLANS

     Under the Company's noncontributory pension plan for salaried employees of the Company and its wholly-owned subsidiaries, the amount of monthly benefits payable upon attainment of normal retirement age (assumed to be 65) are computed as follows: $50.00 plus $7.50 per year of credited service to a maximum of 30 years' credited service. Under this plan an employee's benefits vest after five years of service. The estimated annual benefit payable upon retirement to each officer listed in the Summary Compensation Table who is entitled to such benefit, assuming continued employment and retirement at age 65, is as follows:
Mr. Neil D. Nicastro $1,500; Mr. Harold H. Bach, Jr. $690; and, for all executive officers as a group, $2,190. The plan was amended effective September 1, 1990, to discontinue on that date the acceptance of new participants in the plan and on December 31, 1991 to discontinue the accrual of future benefits.

TREASURY SHARE BONUS PLAN

     On April 19, 1993, the Board of Directors adopted a Treasury Share Bonus Plan for key employees (the "Bonus Plan"). The shares of Common Stock allocated to the Bonus Plan consist as of the close of the 1997 fiscal year of 52,312 shares of the Company's Common Stock. Awards are made at no direct cost to the employees selected by management for awards and vest on dates selected in the discretion of management. Unvested portions of awards are forfeited upon the termination of employment by award recipients for any reason other than death, in which event, shares representing the remaining portion of any award are to be issued to the executor or administrator of the employee's estate. During the 1997 fiscal year, no shares were awarded under the Bonus Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATIONSHIP WITH MIDWAY

     Prior to the Offering, Midway was a wholly-owned subsidiary of WMS. As a result of the Offering, WMS' beneficial ownership of Midway common stock was reduced from 100.0% to 86.8%. A majority of Midway's directors are directors and/or officers of WMS. Additionally, several of the executive officers of Midway are officers and/or directors of WMS.

     In contemplation of the Offering, Midway and WMS entered into the following agreements:

     Manufacturing and Services Agreement. Midway and WMS entered into the Manufacturing and Services Agreement with respect to various aspects of their future relationship. The Manufacturing and Services Agreement became effective as of July 1, 1996 and will continue in effect unless terminated (a) by either party for any reason upon 180 days' notice or (b) in the event of a material default, immediately at the election of the non-defaulting party. Midway also has the right, upon 180 days' notice, to terminate the manufacturing and related services provided by WMS while retaining WMS' other services. The Manufacturing and Services Agreement provides, among other things, that WMS will provide Midway with management, legal and administrative services and certain services for its coin-operated video games including, without limitation, (i) manufacturing; (ii) engineering support; (iii) sales and marketing; (iv) warranty and field services; and (v) creative services. The aforementioned services are provided to Midway upon terms which Midway believes are fair and reasonable. The parties have agreed that with respect to matters not specifically covered in the Manufacturing and Services Agreement, or if changes in business circumstances should cause the method of handling matters specifically covered to be unfair to either party, such matters will be referred to a negotiating committee consisting of two designees of each party.

     All of Midway's coin-operated video games are manufactured and assembled by WMS at its facilities in Cicero and Waukegan, Illinois. Materials used in the manufacture of coin-operated video games are purchased by Midway at its expense. Certain other manufacturing costs are allocated based upon units produced for Midway and the other amusement games businesses of WMS. All labor costs associated with the manufacturing of coin-operated video games are charged to Midway at actual cost to WMS. Certain management, legal and administrative expenses and sales and marketing expenses are allocated based upon the revenues of and/or units produced for Midway and the other amusement games businesses of WMS or other methods appropriate for the allocation of the particular expense.

     For so long as the Manufacturing and Services Agreement remains in effect and for a period of five years thereafter, (i) WMS is precluded from engaging, directly or indirectly, in the business of designing, developing, manufacturing, marketing or distributing coin-operated video games or home video games (except for its activities on behalf of Midway) and (ii) Midway is precluded from engaging, directly or indirectly, in the business of designing, developing, manufacturing, marketing or distributing coin-operated pinball games, novelty games, video lottery terminals or gaming machines such as slot machines.

     Tax Sharing Agreement. Midway has been a member of the consolidated group of corporations of which WMS was the common parent for federal income tax purposes (the "WMS Group") since 1988. Therefore, Midway is jointly and severally liable for any federal tax liability incurred by the WMS Group. Midway and WMS entered into a Tax Sharing Agreement (the "Tax Sharing Agreement") whereby WMS and Midway have agreed upon a method for: (i) determining the amount which Midway must pay to WMS in respect of federal income taxes; (ii) compensating any member of the WMS Group for use of its net operating losses, tax credits and other tax benefits in arriving at the WMS Group tax liability as determined under the federal consolidated return regulations; and (iii) providing for the receipt of any refund arising from a carryback of net operating losses or tax credits from subsequent taxable years and for payments upon subsequent adjustments. The amount Midway is required to pay to WMS in respect of federal income taxes is determined as if Midway was filing a separate tax return. If any two or more members of the WMS Group are required to elect, or WMS elects to cause two or more members of the WMS Group to file combined or consolidated income tax returns under state or local income tax law, the financial consequences of such filings among such members shall be determined in a manner as similar as practicable to those provided for under the Tax Sharing Agreement for federal taxes. The Tax Sharing Agreement is not binding on the Internal Revenue Service (the "IRS") or upon state, local or foreign taxing authorities. The effectiveness of the Tax Sharing Agreement is therefore dependent on each member of the WMS Group having the ability to pay its relative share of taxes. Because the IRS or other taxing authorities can be expected to seek payment from WMS prior to seeking payment from the individual group members, it is likely that Midway would seek to enforce any rights it may have against WMS for sharing at a time when WMS was unable to pay its proportionate share of taxes.

     Registration Rights Agreement. Prior to the consummation of the Offering, Midway entered into a registration rights agreement (the "Registration Rights Agreement") with WMS, pursuant to which Midway has agreed, upon the request of WMS, to file up to two registration statements under the Securities Act of 1933, as amended, in order to permit WMS to offer and sell shares of Common Stock that WMS or its affiliates may beneficially own. Midway will pay all registration fees and expenses in connection with any requested registration, except that WMS will pay any underwriting discounts or commissions relating to shares owned by it and included in any such registration. Midway will not be required to comply with any request for registration unless the request involves at least 5% of the total number of the then outstanding shares of Common Stock. The Registration Rights Agreement also provides WMS the right to include its Common Stock holdings in certain registration statements covering offerings by Midway and Midway will pay all fees and expenses of such offerings other than underwriting discounts or commissions as they relate to WMS' shares. Midway will indemnify WMS and its officers, directors and controlling persons against certain liabilities in respect of any registrations or other offerings covered by the Registration Rights Agreement. WMS will indemnify Midway against any liability arising as a result of information provided by WMS and included in any offering document covered by the Registration Rights Agreement. Midway has the right to request WMS to delay any exercise by WMS of its rights to require registration and other actions for a period of up to 60 days under certain circumstances. WMS has further agreed that it will not include any Common Stock in any registration statement of Midway which, in the judgment of the underwriters for such offering, would adversely affect such offering by Midway. The rights of WMS under the Registration Rights Agreement are transferable to an assignee of WMS at its option.

     Patent License Agreement. Midway and WMS entered into a patent license agreement pursuant to which Midway and WMS each licensed to the other, on a perpetual, royalty-free basis, certain patents used in the development and manufacture of both coin-operated video games and video lottery terminals and other gaming machines.

RELATIONSHIP WITH WHG

     For the purpose of governing certain of the ongoing relationships between WHG and WMS and to provide mechanisms for an orderly transition after the WHG Distribution, WHG and WMS entered into a Plan of Reorganization and Distribution Agreement (the "Distribution Agreement") and a tax sharing agreement, as amended (the "WHG Tax Sharing Agreement").

     Distribution Agreement. The Distribution Agreement provides for, among other things: (i) the WHG Distribution; (ii) cross-indemnification between WHG and WMS with respect to the respective businesses of WHG and WMS; and (iii) certain other arrangements for the furnishing of certain financial, legal and corporate secretary functions for a transitional period following the WHG Distribution.

     Subject to certain exceptions, the Distribution Agreement provides for cross-indemnities designed to allocate, effective as of the date of the WHG Distribution, financial responsibility for the liabilities arising out of or in connection with the business of WHG and its subsidiaries, and financial responsibility for the liabilities arising out of or in connection with WMS and its subsidiaries remaining businesses.

     The Distribution Agreement provides for WHG to indemnify WMS in respect of certain limited guarantees provided by WMS in respect of the El Conquistador Partnership L.P., and for WMS to provide, following the date of the WHG Distribution, certain financial, legal and corporate services to WHG on a transitional basis. With respect to any services provided by WMS to WHG, WHG will reimburse WMS for the estimated cost of such services based upon an hourly rate for employees furnishing the services calculated using the individual's base salary. WMS anticipates that costs associated with the aforementioned services will not exceed $200,000.

     WMS has a registered trademark of the name "Williams" for video game machines, coin-operated video games, video game cartridges and disks, computer video game software and coin-operated pinball machines. The Distribution Agreement provides that following the WHG Distribution, WHG and its subsidiaries, particularly Williams Hospitality Group Inc. ("WHGI"), will continue to be able to use the "Williams" name in the ownership and management of hotels and casinos but will not use the "Williams" name as a corporate name, except WHGI, and will not use the "Williams" name outside its business of owning and managing hotels and casinos. WMS has agreed not to use the "Williams" name in the future in connection with the ownership and management of hotels and casinos.

     The Distribution Agreement provides that, except as otherwise set forth therein or in any related agreement, all costs and expenses in connection with the WHG Distribution will be borne by WMS.

     WHG Tax Sharing Agreement. WHG and WMS have entered into the WHG Tax Sharing Agreement that defines the parties' rights and obligations with respect to deficiencies and refunds of federal, state, Puerto Rico and other income or franchise taxes relating to WHG's business of tax years prior to the Distribution and with respect to certain tax attributes of WHG after the WHG Distribution. In general, with respect to periods ending on or before the last day of the year in which the WHG Distribution occurred, WMS is responsible for:
(i) filing both consolidated federal tax returns for the WMS affiliated group and combined or consolidated state tax returns for any group that includes a member of the WMS affiliated group, including in each case WHG and its subsidiaries for the relevant periods of time that such companies were members of the applicable group; and (ii) paying state taxes relating to such returns (including any subsequent adjustments resulting from the redetermination of such tax liabilities by the applicable taxing authorities). WHG will reimburse WMS for a defined portion of such taxes relating to WHG's business. WHG is responsible for filing returns and paying taxes related to WHG's business for subsequent periods. WHG and WMS have agreed to cooperate with each other and to share information in preparing such tax returns and in dealing with other tax matters.

OTHER RELATED TRANSACTIONS

     Mr. Ira S. Sheinfeld, a Director of each of the Company and Midway, is a member of the law firm of Squadron, Ellenoff, Plesent & Sheinfeld LLP which the Company and Midway retained to provide tax services during the 1997 fiscal year and which each proposes to retain for such services during the current fiscal year.
                            ------------------------

                            ANTI-TAKEOVER PROPOSALS

     Proposals 2 through 8 in this Proxy Statement are proposals to amend the Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and Amended and Restated Bylaws (the "Bylaws") which amendments, as discussed below, may have certain anti-takeover effects. The following section discusses the general consequences to stockholders of these proposals and should be read in conjunction with the individual discussions with respect to each proposal.

     The Board has evaluated the potential vulnerability of the Company's stockholders to the threat of unfair or coercive takeover tactics and, although the Board is not currently aware of any such threat, has considered the range of possible responses to any such threat. The Board has unanimously approved, and recommends to the Company's stockholders for their approval, the amendments to the Certificate of Incorporation and Bylaws described in Proposals 2 through 8 set forth below. Proposals 2 through 8 are referred to collectively as the "Anti-Takeover Amendments." Mr. Louis J. Nicastro and Mr. Neil D. Nicastro have advised the Company that they plan to vote the 6,917,700 shares of Common Stock beneficially owned by SMR and NAI and as to which Mr. Louis J. Nicastro and Mr. Neil D. Nicastro have shared voting power pursuant to the Proxy Agreement in favor of the Anti-Takeover Amendments. See "Voting Proxy Agreement" above.

THE ANTI-TAKEOVER AMENDMENTS

     The Anti-Takeover Amendments involve related amendments to the Certificate of Incorporation and Bylaws designed to assist the Company's stockholders in obtaining fair and equitable treatment in the event of a threatened takeover of the Company. The Anti-Takeover Amendments, if approved, will: (i) increase the number of authorized shares of Common Stock; (ii) divide the Board into three classes with staggered terms; (iii) provide that any vacancy on the Board may be filled only by a vote of a majority of the remaining directors then in office;
(iv) eliminate stockholder action by written consent; (v) permit only the President, the Chairman of the Board or the Board of Directors to call special meetings of stockholders and to limit the business permitted to be conducted at such meetings to that brought before the meetings by or at the direction of the Board; (vi) provide for an advance notice procedure for the submission by stockholders of director nominations and other business to be considered at an annual meetings of stockholders; and (vii) require either a majority vote of the Board or an affirmative vote of at least 80% of the outstanding Common Stock entitled to vote thereon in order to adopt, amend or repeal the Bylaws, and require an affirmative vote of 80% of the outstanding Common Stock entitled to vote thereon in order to adopt, amend or repeal the amendments to the Certificate of Incorporation proposed herein.

     The Anti-Takeover Amendments are not in response to any effort, of which the Company is aware, to accumulate Common Stock or to obtain control of the Company. The Board has observed the relatively common use of certain coercive takeover tactics in recent years, including the accumulation of substantial common stock positions as a prelude to a threatened takeover or corporate restructuring, proxy fights and partial tender offers and the related use of "two-tiered" pricing. In addition, persons who do not intend to gain control of companies use the threat of takeover bids to force the companies to repurchase their shares at a premium or temporarily drive up the market price of their stock. The Board believes that the use of these tactics can place undue pressure on a corporation's board of directors and stockholders to act hastily and on incomplete information and, therefore, can be highly disruptive to a corporation as well as divert valuable corporate resources and result in unfair differences in treatment of stockholders who act immediately in response to announcement of takeover activity and those who choose to act later, if at all. The Anti-Takeover Amendments are intended to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arm's-length negotiations with the Board.

     While the Anti-Takeover Amendments, individually and collectively, give added protection to the Company's stockholders and may help the Company obtain the best price in a potential transaction, they may also have the effect of making more difficult and discouraging a merger, tender offer or proxy contest, even if such transaction or event may be favorable to the interests of some or all of the Company's stockholders. The Anti-Takeover Amendments also may delay the assumption of control by a holder of a large block of Common Stock and the removal of incumbent management, even if such removal might be beneficial to some or all of the stockholders. Furthermore, the Anti-Takeover Amendments may have the effect of deterring or frustrating certain types of future takeover attempts that may not be approved by the incumbent Board, but that the holders of a majority of the shares of Common Stock may deem to be in their best interests or in which some or all of the stockholders may receive a substantial premium over prevailing market prices for their stock. By discouraging takeover attempts, the Anti-Takeover Amendments also could have the incidental effect of inhibiting certain changes in management (some or all of the members of which might be replaced in the course of a change of control) and also the temporary fluctuations in the market price of Common Stock that often result from actual or rumored takeover attempts.

     The Board recognizes that a takeover might in some circumstances be beneficial to some or all of the Company's stockholders but, nevertheless, believes that the stockholders as a whole will benefit from the adoption of the Anti-Takeover Amendments. The Board further believes that it is preferable to act on the proposed Anti-Takeover Amendments when they can be considered carefully rather than hastily during an unsolicited bid for control. Under Delaware law, each of the proposed Anti-Takeover Amendments described in Proposals 2 through 8 requires the affirmative vote of the holders of a majority of the Company's outstanding shares of Common Stock. All of the proposals are permitted by law.

     If stockholders approve any or all of the Anti-Takeover Amendments, the Company will file with the Secretary of State of the State of Delaware an amendment to the Certificate of Incorporation that reflects the amendments which have been approved containing the provisions as set forth under each proposal. The approved amendments to the Certificate of Incorporation will become effective upon the filing with the Secretary of State of the State of Delaware of a certificate with respect to such amendment, and the approved amendments to the Bylaws will become effective immediately upon such approval. Each of the Anti-Takeover Amendments adopted by the Company's stockholders will become effective regardless of whether any of the other Anti-Takeover Amendments to be acted upon at the Annual Meeting is adopted.

     Stockholders are urged to read carefully the following descriptions and discussions of each of the proposed Anti-Takeover Amendments before voting on the Anti-Takeover Amendments.

OTHER ANTI-TAKEOVER DEVICES

Existing Provisions of the Certificate and Bylaws

     In addition to the proposed Anti-Takeover Amendments, an existing provision of the Certificate of Incorporation may be deemed to be an anti-takeover device which could be utilized as a method of discouraging, delaying or preventing a change in control of the Company or diluting the public ownership of the Company, even if such transaction or occurrence may be favorable to the interests of some or all of the Company's stockholders. The Certificate of Incorporation currently authorizes the Board to issue 5,000,000 shares of preferred stock having such rights, preferences and privileges as designated from time to time by the Board (the "Preferred Stock") without stockholder approval. Accordingly, the Board is empowered to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock. The Preferred Stock could be used by the Board for defensive purposes, including the issuance of shares having special privileges or rights to third parties, which may have the effect of delaying or discouraging an attempt to acquire control of the Company. For example, the Board has the ability to adopt a stockholder rights plan pursuant to which it might issue shares of preferred stock having the same economic value and voting rights as shares of Common Stock upon the occurrence of certain triggering events. In November 1997, the Board adopted such a rights plan. See "Rights Agreement" below. None of the preferred stock has been issued to date, and the proposed amendments will not change the number of authorized shares of preferred stock. Other than existence of a class of preferred stock and the existence of authorized but unissued Common Stock (see Proposal 2 below), the Certificate of

Incorporation and Bylaws do not currently contain any other anti-takeover provisions, and no such other provisions are currently contemplated, other than the proposals contained herein.

Rights Agreement

     In November 1997, the Board adopted a Rights Agreement (the "Rights Agreement") effective upon completion of the Spin-Off. The Rights Agreement provides that one right (a "Right") will be issued with each share of the Common Stock outstanding on the effective date of the Rights Agreement or issued (whether originally issued or from the Company's treasury) on or after the effective date of the Rights Agreement and prior to the Rights Distribution Date (as defined). The Rights will not be exercisable until the Rights Distribution Date and will expire at the close of business on November 30, 2007 (the "Final Expiration Date") unless previously redeemed by the Company as described below. When exercisable, each Right will entitle the owner to purchase from the Company one one-hundredth (1/100) of a share of the Company's Series A Preferred Stock at an exercise price of $100.00, subject to certain antidilution adjustments. The Rights will not, however, be exercisable, transferable separately or trade separately from the shares of Common Stock, until (a) the tenth business day after the "Stock Acquisition Date" (i.e., the date of a public announcement that a person or group is an "Acquiring Person") or (b) the tenth business day (or such later day as the Board, with the concurrence of a majority of Continuing Directors (as defined), determines) after a person or group announces a tender or exchange offer, which, if consummated, would result in such person or group beneficially owning 15% or more of the Common Stock (the earlier of such dates being the "Rights Distribution Date").

     In general, any person or group of affiliated persons (other than the Company, any of its subsidiaries, any person who as of the effective date of the Rights Agreement beneficially owns 15% or more of the Common Stock, certain of the Company's benefit plans and any person or group of affiliated persons whose acquisition of 15% or more is approved by the Board in advance) who, after the effective date of the Rights Agreement, acquires beneficial ownership of 15% or more of the Common Stock will be considered an "Acquiring Person."

     If a person or group of affiliated persons becomes an Acquiring Person, then each Right (other than Rights owned by such Acquiring Person and its affiliates and associates, which will be null and void) will entitle the holder thereof to purchase, for the exercise price, a number of shares of the Common Stock having a then current market value of twice the exercise price. Accordingly, at the original exercise price, each Right would entitle its registered holder to purchase $200.00 worth of Common Stock for $100.00.

     If at any time after the Stock Acquisition Date, (a) the Company merges into another entity, (b) an acquiring entity merges into the Company and the Common Stock of the Company is changed into or exchanged for other securities or assets of the acquiring entity or (c) the Company sells more than 50% of its assets or earning power, then each Right will entitle the holder thereof to purchase, for the exercise price, the number of shares of common stock of such other entity having a current market value of twice the exercise price. The foregoing will not apply to (i) a transaction approved by a majority of the Board of Directors (or from and after the Stock Acquisition Date, a majority of the Continuing Directors) or (ii) a merger which follows a cash tender offer approved by the Board of Directors (or after the Stock Acquisition Date, a majority of Continuing Directors) for all outstanding shares of Common Stock so long as the consideration payable in the merger is the same in form and not less than the amount as was paid in the tender offer. A Continuing Director is a director in office prior to the distribution of the Rights and any director recommended or approved for election by such directors but does not include any representative of an Acquiring Person.

     Subject to the limitations summarized below, the Rights will be redeemable at the Company's option, at any time prior to the earlier of the Stock Acquisition Date or the Final Expiration Date, for $.01 per Right, payable in cash or shares of Common Stock. Under certain circumstances, the decision to redeem requires the concurrence of a majority of the Continuing Directors. In the event a majority of the Board is changed by vote of the Company's stockholders, the Rights shall not be redeemable for a period of ten business days after the date that the new directors so elected take office and it shall be a condition to such redemption that any tender or exchange offer then outstanding be kept open within such ten business day period. At any time after any person becomes an Acquiring Person, the Board may exchange the Rights (other than Rights owned by the Acquiring Person and associates, which will be null and void), in whole or in part, for Common Stock on the basis of an exchange ratio of one share of Common Stock for each Right (subject to adjustment).

     As long as the Rights are attached to the Common Stock, each share of Common Stock issued by the Company will also evidence one Right. Until the Rights Distribution Date, the Rights will be represented by the Common Stock certificates and will be transferred only with the Common Stock certificates; separate certificates representing the Rights will be mailed, however, to holders of the Common Stock as of the Rights Distribution Date. The holders of Rights will not have any voting rights or be entitled to dividends until the Rights are exercised. The purchase price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event of certain stock dividends on, or subdivisions, combinations or reclassification of, the shares of Common Stock prior to the Rights Distribution Date, and in certain other events. The Board will be able to amend the Rights Agreement in any manner prior to the Rights Distribution Date. After the Rights Distribution Date, the Board will be able to amend the Rights Agreement only to cure ambiguities, to shorten or lengthen any time period (subject to certain limitations) or if such amendment does not adversely affect the interest of the Rights Holders and does not relate to any principal economic term of the Rights.

Delaware General Corporation Law

     Generally, Section 203 of the Delaware General Corporation Law prohibits a publicly-held Delaware corporation from engaging in a broad range of business combinations with an "interested stockholder" (defined generally as a person owning 15% of more of a corporations outstanding voting stock) for three years following the time such person became an interested stockholder unless: (i) before the person becomes an interested stockholder, the transaction resulting in such person becoming an interested stockholder or the business combination is approved by the board of directors of the corporation; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock of the corporation (excluding shares owned by directors who are also offices of the corporation or shares held by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender offer or exchange offer); or (iii) at or subsequent to such time the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock excluding shares owned by the interested stockholder.
Section 203 may discourage persons from making a tender offer for or acquisitions of substantial amounts of the Common Stock, which could have the effect of inhibiting changes in management and may also prevent temporary fluctuations in the Common Stock that often result from takeover attempts.

              PROPOSAL 2 -- INCREASING THE AUTHORIZED COMMON STOCK

     The Company's authorized Common Stock is currently 60,000,000 shares. The Board has adopted, subject to stockholder approval, an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 60,000,000 to 100,000,000 shares. At the Annual Meeting, stockholders will be asked to consider and vote on this amendment to the Certificate of Incorporation.

     As of the Record Date, 26,793,419 shares of Common Stock were issued and outstanding, an additional 5,118,104 shares were reserved for issuance upon exercise of outstanding and issuable options. Shares of Common Stock may also be issuable pursuant to the Rights Agreement. In addition, as part of anti-dilutive measures to be taken with respect to existing options to purchase the Common Stock, up to a maximum of 2,000,000 shares of Common Stock may be issued as a result of the Spin-Off. See "Adjustments to Options Resulting from Midway Spin-Off" above. Accordingly, only 26,088,477 shares of Common Stock remain available for issuance (giving effect to the reserve for outstanding options and assuming issuance of 2,000,000 shares as a result of the Spin-Off, but not giving effect to any shares that may be issuable pursuant to the Rights Agreement).

     Although the Company does not currently have any plans, agreements, commitments or understandings with respect to the issuance of additional shares of Common Stock to be available under the proposed amendment, the Board is proposing this amendment at this time in order to provide flexibility for future activities. The Board believes that the proposed amendment is desirable in order to assure that there will be sufficient authorized shares for a variety of corporate purposes, including, without limitation, to obtain financing, to consummate future acquisitions, to facilitate the growth and expansion of the Company, for stock splits and dividends and for stock options and other employee benefit plans.

     The Board may issue the additional shares of Common Stock, together with currently authorized but unissued and unreserved shares of Common Stock, at such times, to such persons and for such consideration as the Board may determine to be in the Company's best interests without further stockholder approval, except as otherwise required by statute or stock exchange rules. Depending on the circumstances, issuance of additional shares of Common Stock could affect the existing holders of shares by diluting the voting power of the outstanding shares. The stockholders do not have preemptive rights under the Certificate of Incorporation and will not have such rights with respect to the additional authorized shares of Common Stock. While Delaware General Corporation Law
Section 214 provides that a company's certificate of incorporation may provide for cumulative voting, such voting is not provided for under the Certificate of Incorporation. Therefore, the holders of a majority of the shares of Common Stock can elect all of the directors being elected at any annual meeting of stockholders.

     While such proposed amendment is not designed to deter or to prevent a change in control, under certain circumstances, the Company could use the additional shares of Common Stock (as it could use the currently authorized but unissued shares of Common Stock or Preferred Stock) to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company or to dilute the public ownership of the Company and thereby to protect the continuity of the Company's management. The Company could also privately place any such shares with purchasers who might favor the Board in opposing a hostile takeover bid, although the Company has no present intention to do so and has no present knowledge of any such takeover efforts. See, generally, the section entitled "Anti-Takeover Proposals" above.

PROPOSED RESOLUTION

     "RESOLVED, that the Certificate of Incorporation be amended by changing the first paragraph of the Fourth Article thereof so that, as amended, said paragraph shall be and read as follows:

     FOURTH: The total number shares of all classes of stock which the corporation shall have authority to issue shall be 105,000,000, of which 100,000,000 shares shall be Common Stock, having a par value of $.50 per share, and 5,000,000 shares shall be Preferred Stock, having a par value of $.50 per share."

REQUIRED VOTE

     The affirmative vote of a majority of the Common Stock outstanding and entitled to vote at the Annual Meeting is required to approve this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF PROPOSAL 2.
                            ------------------------

             PROPOSAL 3 -- CLASSIFICATION OF THE BOARD OF DIRECTORS
                        AND ELECTION FOR STAGGERED TERMS

     The Company's Bylaws provide that the directors shall be elected at each annual meeting of the stockholders. Presently there are eight directors, and the Board is not divided into classes. The Board has adopted, subject to stockholder approval, an amendment to the Certificate of Incorporation and a corresponding amendment to the Bylaws to cause the Board to be divided into three classes. At the Annual Meeting, stockholders will be asked to consider and vote on these proposed amendments.

     If Proposal 3 is approved, the Board will be divided into Class I, Class II and Class III Directors, with one class to be elected each year. The initial term of office for the Class III Directors would expire at the Annual Meeting of Stockholders to be held in 1999; the initial term of office for the Class II Directors would expire at the Annual Meeting of Stockholders to be held in 2000; and the initial term of the Class I Directors would expire at the Annual Meeting of Stockholders to be held in 2001. Upon the expiration of the initial staggered terms, Directors would be elected for three year terms to succeed those Directors whose terms expire. New directors elected to fill a vacancy on the Board will serve until the next election of the class of directors to which such director belongs. In addition, under Delaware law, because such directors serve on a classified board, stockholders may only remove them for cause. "Cause" under Delaware law is not defined by statute and its meaning has not been definitively articulated by the courts. The amendments contemplated by this Proposal 3 will define "cause" as being convicted of a felony or being adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company.

     If this proposal is approved, the following persons, if elected as directors pursuant to Proposal 1, shall be members of the class of directors set forth opposite their names below, to serve for the terms described above and until their successors are duly elected and qualified:

                                                              CLASS OF
                            NAME                              DIRECTORS
                            ----                              ---------
Louis J. Nicastro, Neil D. Nicastro and William C.
  Bartholomay...............................................       I
William E. McKenna, Norman J. Menell and Harvey Reich.......      II
Kenneth J. Fedesna and Ira S. Sheinfeld.....................     III

     Since directors will be serving for longer terms which expire at different times, and may be removed only for cause by the stockholders, the Board of Directors believes that a classified Board will promote continuity of management and thereby enhance the ability of the Company to carry out long-range plans and goals for its benefit and the benefit of its stockholders. Although the Company has not experienced difficulties in the past in maintaining continuity of the Board and management, the Board of Directors believes that a classified Board will assist the Company in maintaining this continuity of management into the future.

     This proposal, if adopted, could have the effect of discouraging, or making it more difficult to effect, a merger, a tender offer, the assumption of control by a holder of a large block of the Common Stock or the removal of incumbent management, because the proposed amendment would require a longer period of time to change the Board even if a majority of the stockholders desired a change. This effect could occur even if such actions would be favorable to the interest of the stockholders. Assuming each class of directors is equal in size, a majority stockholder could not obtain control of the Board until the second annual stockholder's meeting after it acquired a majority of the voting stock. During this time, the Board of Directors would have a better opportunity to negotiate with any such majority stockholder to obtain more favorable price and terms in any merger or tender offer. However, the Board is not aware of any efforts to obtain control of the Company, and the proposal of this measure is not being made in response to any such efforts. For a general discussion of certain anti-takeover effects of Proposal 3, see the section entitled "Anti-Takeover Proposals" above.

PROPOSED RESOLUTIONS

     "RESOLVED, that the Certificate of Incorporation be amended by adding a new Article Eleventh, which shall be and read as follows:

     ELEVENTH: The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2001 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 2000 annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 1999 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1999, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease in directorships shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office only until the next election of directors of that class by the stockholders of the corporation, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Directors shall hold office until the annual meeting for the year in which their terms expire and until their successors shall be duly elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation, or the resolution or resolutions adopted by the board of directors creating such class or series, as the case may be, applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article ELEVENTH unless expressly provided by such terms.

     For purposes of Section 141(k) of the General Corporation Law of the State of Delaware, "Cause" is defined as being convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal, or being adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation by a court of competent jurisdiction and such adjudication is no longer subject to direct appeal.

     RESOLVED, that Section 3 of Article II of the Bylaws of the Company be amended by adding a provision substantially the same as the provision set forth in the preceding resolution and other provisions, if any, as may be necessary to make the Bylaws consistent with this amendment."

REQUIRED VOTE

     The affirmative vote of a majority of the Common Stock outstanding and entitled to vote at the Annual Meeting is required to approve this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF PROPOSAL 3.
                            ------------------------

                PROPOSAL 4 -- FILLING OF VACANCIES ON THE BOARD

     The Bylaws currently provide that a vacancy on the Board resulting from an increase in the number of directors and vacancies occurring in the Board for any reason except the removal of directors by stockholders may be filled by vote of a majority of the directors then in office, although less than a quorum exists, and that vacancies occurring as a result of the removal of directors by stockholders shall be filled by the stockholders. The Board has adopted, subject to stockholder approval, an amendment to the Certificate of Incorporation and a corresponding amendment to the Bylaws providing that a vacancy on the Board, including a vacancy created by an increase in the authorized number of directors, may be filled only by the remaining directors. In addition, the amendments provide that any new director elected to fill a vacancy on the Board will serve until the next election of the class of directors to which such director belongs (or until the next annual meeting of the Company if Proposal 3 above is not approved). At the Annual Meeting, stockholders will be asked to consider and vote on these proposed amendments.

     Because, by increasing or decreasing the size of the Board, a filling of vacancies by stockholders could circumvent the continuity to be provided for by the proposal for a classified board, the Board believes that this provision governing the filling of vacancies on the Board will promote such continuity of management and thereby enhance the ability of the Company to carry out long-range plans and goals for its benefit and the benefit of its stockholders. In addition, this proposal, coupled with the foregoing proposal relating to the removal of directors, if adopted, will preclude stockholders from removing incumbent directors without cause and simultaneously gaining control of the Board by filling the vacancies created by such removal with their own nominees. Although the Company has not experienced difficulties in the past in maintaining continuity of the Board and management, the Board of Directors believes that this proposal will assist the Company in maintaining this continuity of management into the future.

     This proposal would protect the continuity of the Board resulting from both a classified board and the inability to remove directors other than for cause, and thus may have the effect of discouraging potential unfriendly bids for shares of the Company even if a majority of the stockholders desired a change. The effects could occur even if such actions would be favorable to the interest of the stockholders. However, the Board is not aware of any efforts to obtain control of the Company, and the proposal of this measure is not in response to any such efforts. For a general discussion of certain anti-takeover effects of Proposal 4, see the section entitled "Anti-Takeover Proposals" above.

PROPOSED RESOLUTIONS

     "RESOLVED, that the Certificate of Incorporation be amended by adding an additional paragraph to new Article Eleventh, which paragraph shall be and read as follows:

          Any vacancy on the board of directors, howsoever resulting, including through an increase in the number of directors, shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Any director elected to fill a vacancy shall hold office for the same remaining term as that of his or her predecessor, or if such director was elected as a result of an increase in the number of directors, then for the term indicated in paragraph one of this Article ELEVENTH.

     RESOLVED, that Section 8 of Article II of the Bylaws be amended by adding a provision substantially the same as the provision set forth in the preceding resolution and other provisions, if any, as may be necessary to make the Bylaws consistent with this amendment."

REQUIRED VOTE

     The affirmative vote of a majority of the Common Stock outstanding and entitled to vote at the Annual Meeting is required to approve this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF PROPOSAL 4.
                            ------------------------

        PROPOSAL 5 -- ELIMINATING STOCKHOLDER ACTION BY WRITTEN CONSENT

     Under Delaware law, unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken by stockholders of a corporation may be taken without a meeting, without prior notice and without a stockholder vote if a written consent setting forth the action to be taken is signed by the holders of shares of outstanding stock having the requisite number of votes that would be necessary to authorize such an action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted. The Bylaws also currently provide for such stockholder action by written consent. The Board has adopted, subject to stockholder approval, an amendment to the Certificate of Incorporation and a corresponding amendment to the Bylaws to provide that actions required or permitted to be taken at any annual or special meeting of the stockholders may be taken only upon the vote of the stockholders at a meeting duly called and may not be taken by written consent of the stockholders. At the Annual Meeting, stockholders will be asked to consider and vote on these proposed amendments.

     The Board of Directors believes that this Proposal would give all the stockholders of the Company increased opportunity to participate in determining any proposed action and would prevent the holders of a simple majority of the voting power of the Company from using the written consent procedure to take stockholder action without a meeting. The ability of holders of a simple majority of the voting stock of the Company to take action without the opportunity for discussion at a meeting decreases the ability of minority stockholders to have their views considered.

     The adoption of this amendment would eliminate the ability of the Company's stockholders to act by written consent in lieu of a meeting. The Board does not believe that the elimination of stockholder action by written consent will create a significant impediment to a tender offer or other effort to take control of the Company. Nevertheless, the effect of this proposal may be to make more difficult or less attractive, or delay, certain actions by a person or a group acquiring a substantial percentage of the Company's stock, even though such actions might be desired by, or beneficial to, the holders of a majority the Company's stock. For these reasons, Proposal 5 may have an anti-takeover effect. The Board, however, is not aware of any efforts to obtain control of the Company, and the proposal of this measure is not in response to any such efforts. For a general discussion of certain anti-takeover effects of Proposal 5, see the section entitled "Anti-Takeover Proposals" above.

PROPOSED RESOLUTIONS

     "RESOLVED, that the Certificate of Incorporation be amended by adding a new Article Twelfth, which shall be and read as follows:

     TWELFTH: Except as otherwise provided in the resolutions of the board of directors designating any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing by any such stockholders.

     RESOLVED, that Section 11 of Article I of the Bylaws be amended by adding a provision substantially the same as the provision set forth in the preceding resolution and other provisions, if any, as may be necessary to make the Bylaws consistent with this amendment."

REQUIRED VOTE

     The affirmative vote of a majority of the Common Stock outstanding and entitled to vote at the Annual Meeting is required to approve this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF PROPOSAL 5.
                            ------------------------

                   PROPOSAL 6 -- LIMITATIONS ON STOCKHOLDERS
                        WITH RESPECT TO SPECIAL MEETINGS

     The Bylaws currently provide that special meetings of stockholders may be called by any two directors or the President, or by the Secretary at the direction of the foregoing, and shall be called by the Board upon written request of the holders of record of a majority of the outstanding shares of the Company entitled to vote at the meeting requested to be called. The Board has adopted, subject to stockholder approval, an amendment to the Certificate of Incorporation and a corresponding amendment to the Bylaws to require that special meetings of stockholders may only be called by the President, the Chairman of the Board or by the Board of Directors, that stockholders of the Company are not permitted to call a special meeting or to require that the Board call a special meeting of stockholders and that the business permitted to be conducted at such meetings be limited to that brought before the meetings by or at the direction of the Board. At the Annual Meeting, stockholders will be asked to consider and vote on these proposed amendments.

     The amendment will provide for the orderly conduct of all Company affairs at special meetings of stockholders. Accordingly, a stockholder could not force stockholder consideration of a proposal over the opposition of the Board by calling a special meeting of stockholders prior to the next annual meeting or prior to such time that the Board believed such consideration to be appropriate. As a result, the Board would have the opportunity to inform other stockholders adequately of the matters to be considered.

     Persons attempting a takeover bid could be delayed or deterred by not being able to propose a transaction at a time advantageous for them. For these reasons, this Proposal may have an anti-takeover effect. The

Board, however, is not aware of any efforts to obtain control of the Company, and the proposal of this measure is not in response to any such efforts. For a general discussion of certain anti-takeover effects of Proposal 6, see the section entitled "Anti-Takeover Proposals" above.

PROPOSED RESOLUTIONS

     "RESOLVED, that the Certificate of Incorporation be amended by adding an additional paragraph to new Article Twelfth, which shall be and read as follows:

     Subject to the rights of holders of any class or series of Preferred Stock, special meetings of stockholders may be called only by the Chairman of the Board or President of the corporation or by the board of directors pursuant to a resolution adopted by a majority vote of the total number of authorized directors (whether or not there exists any vacancies in previously authorized directorships) at the time any such resolutions are presented to the Board for adoption. Stockholders of the corporation are not permitted to call a special meeting or to require that the Board call a special meeting of stockholders. The business permitted at any special meeting of stockholders shall be limited to the business brought before the meeting by or at the direction of the Board.

     RESOLVED, that Section 2 of Article I of the Bylaws be amended by adding a provision substantially the same as the provision set forth in the preceding resolution and other provisions, if any, as may be necessary to make the Bylaws consistent with this amendment."

REQUIRED VOTE

     The affirmative vote of a majority of the Common Stock outstanding and entitled to vote at the Annual Meeting is required to approve this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF PROPOSAL 6.
                            ------------------------

     PROPOSAL 7 -- ADVANCE NOTICE OF STOCKHOLDER NOMINATIONS AND PROPOSALS

     The Board has adopted, subject to stockholder approval, an amendment to the Certificate of Incorporation and a corresponding amendment to the Bylaws requiring that stockholders submit director nominations and other business to be considered at annual meetings of stockholders in accordance with a specific advance notice procedure. No such procedure is currently provided for in either the Certificate of Incorporation or the Bylaws. At the Annual Meeting, stockholders will be asked to consider and vote on these proposed amendments.

     The proposed amendments will provide a detailed and circumscribed notice procedure with regard to the nomination other than by or at the direction of the Board of candidates for election as directors (the "Nomination Procedure") and with regard to stockholder proposals to be brought before an annual meeting of stockholders (the "Business Procedure"). The Nomination Procedure provides that only persons who are nominated by or at the direction of the Board, or by a stockholder who has given timely prior written notice to the Corporate Secretary of the Company prior to the meeting at which directors are to be elected, will be eligible for election as directors. The Business Procedure provides that stockholder proposals must be submitted in writing in a timely manner in order to be considered at any annual meeting. To be timely, notice for nominations or stockholder proposals must be received by the Company not less than 60 days nor more than 90 days prior to the annual meeting; provided, however, that in the event that less than 70 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was made or such public disclosure was made, whichever first occurs.

     Under the Nomination Procedure, notice to the Company from a stockholder who proposes to nominate a person at a meeting for election as a director must contain certain information about that person, including age, business and residence addresses, principal occupation, the class and number of shares of Common Stock beneficially owned, the consent of such person to be nominated and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee, and certain information about the stockholder proposing to nominate that person. Under the Business Procedure, notice relating to a stockholder proposal must contain certain information about such proposal and about the stockholder who proposes to bring the proposal before the meeting.

     The purpose of the Nomination Procedure is, by requiring a specified amount of advance notice of nominations by stockholders, to afford the Board a meaningful opportunity to consider the qualifications of the proposed nominees during the appropriate period when the Board is focused on nominations and, to the extent deemed necessary or desirable by the Board, to inform stockholders about such qualifications. The purpose of the Business Procedure is, by requiring a specified amount of advance notice of stockholder proposals, to provide a more orderly procedure for conducting annual meetings of stockholders and, to the extent deemed necessary or desirable by the Board, to provide the Board with a meaningful opportunity to analyze such proposals and to decide whether it is appropriate to either (i) omit such proposal or (ii) inform stockholders, prior to such meetings, of any proposal to be introduced at such meetings, together with any recommendation or the Board's position or belief as to action to be taken with respect to such proposal, so as to enable stockholders better to determine whether they desire to attend such meeting or grant a proxy to the Board as to the disposition of any such proposal.

     Although the amendment does not give the Board any power to approve or disapprove stockholder nominations for the election of directors or any other proposal submitted by stockholders, the amendment may have the effect of precluding or making more difficult a stockholder nomination for the election of directors or the submission by stockholders of proposals at a particular stockholders meeting, because of the difficulty of the procedures to be followed, and may discourage a stockholder from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company, even if the conduct of such solicitation or such attempt might be beneficial to the Company and its stockholders. For these reasons, this Proposal may have an anti-takeover effect, particularly when combined with Proposal 6 above. The Board, however, is not aware of any efforts to obtain control of the Company, and the proposal of this measure is not in response to any such efforts. For a general discussion of certain antitakeover effects of Proposal 7, see the section entitled "Anti-Takeover Proposals" above.

PROPOSED RESOLUTIONS

     "RESOLVED, that the Certificate of Incorporation be amended by adding a new Article Thirteenth, which shall be and read as follows:

     THIRTEENTH: Subject to the rights of holders of any class or series of Preferred Stock,

          (i) nominations for the election of directors, and

          (ii) business proposed to be brought before an annual meeting of stockholders may be made by the board of directors or proxy committee appointed by the board of directors or by any stockholder entitled to vote in the election of directors generally. However, any such stockholder may nominate one or more persons for election as directors at an annual meeting or propose business to be brought before an annual meeting, or both, only if such stockholder has given timely notice in proper written form of his or her intent to make such nomination or nominations or to propose such business. To be timely, a stockholder's notice must be delivered to or mailed and received by the Secretary of the corporation not less than 60 days nor more than 90 days prior to the annual meeting; provided, however, that in the event that less than 70 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was made or such public disclosure was made, whichever first occurs. To be in proper written form, a stockholder's notice to the Secretary shall set forth:

          a. the name and address of the stockholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed;

          b. a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

          c. if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

          d. such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed, by the board of directors, and such other information about the nominee as the board of directors deems appropriate, including, without limitation, the nominee's age, business and residence addresses, principal occupation and the class and number of shares of Common Stock beneficially owned by the nominee, or such other information about the business to be proposed and about the stockholder making such business proposal before the annual meeting as the Board of Directors deems appropriate, including, without limitation, the class and number of shares of Common Stock beneficially owned by such stockholder; and

          e. if applicable, the consent of each nominee to serve as director of the corporation if so elected.

          The chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.

     RESOLVED, that Article I of the Bylaws be amended by adding a new Section 13 containing a provision substantially the same as the provision set forth in the preceding resolution and other provisions, if any, as may be necessary to make the Bylaws consistent with this amendment."

REQUIRED VOTE

     The affirmative vote of a majority of the Common Stock outstanding and entitled to vote at the Annual Meeting is required to approve this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF PROPOSAL 7.
                            ------------------------

          PROPOSAL 8 -- SUPERMAJORITY VOTING REQUIRED TO AMEND BYLAWS AND PROPOSED PROVISIONS OF THE CERTIFICATE OF INCORPORATION

     Delaware law confers sole authority to adopt, amend or repeal bylaws in the stockholders unless the certificate of incorporation also confers such a power upon the board of directors. The Certificate of Incorporation expressly confers such powers upon the Board. In addition, the Bylaws currently provide that the Bylaws may be adopted, amended or repealed by the vote of the stockholders at the time entitled to vote or by the Board. However, any bylaw adopted by the Board may be amended or repealed by the stockholders entitled to vote thereon. Delaware Law further provides that the Certificate of Incorporation may be amended by the vote of a majority of the shares of Common Stock outstanding and entitled to vote. The Board has adopted, subject to stockholder approval, an amendment to the Bylaws to require the affirmative vote of eighty percent (80%) of the outstanding shares of Common Stock entitled to vote thereon to adopt, amend or repeal the Bylaws and an amendment to the Certificate of Incorporation to require the affirmative vote of eighty percent (80%) of the shares of Common Stock outstanding and entitled to vote thereon to amend the provisions added by Proposals 3 through 7 above and this Proposal 8. At the Annual Meeting, stockholders will be asked to consider and vote on the proposed amendment.

     Proposal 8, by limiting the manner in which the Bylaws and the proposed amendments to the Certificate of Incorporation may be amended, is intended not only to promote continuity of operations and thereby enhance the Company's ability to attain its long term goals, but also to allow the Board to more effectively manage the affairs of and internal operating procedures of the Company. These proposals are intended to have the effect of making it more difficult for stockholders, following the Annual Meeting, to eliminate the constituent elements contained within Proposals 3 through 7.

     Proposal 8 will have the effect of making it more difficult for stockholders and the Board to change the internal operating procedures of the Company. These provisions may further discourage potentially unfriendly bids for shares of the Company. For these reasons, Proposal 8 may have an anti-takeover effect. The Board, however, is not aware of any efforts to obtain control of the Company, and the proposal of this measure is not in response to any such efforts. For a general discussion of certain anti-takeover effects of Proposal 8, see the section entitled "Anti-Takeover Proposals" above.

PROPOSED RESOLUTIONS

     "RESOLVED, that the Bylaws be amended by changing Section 3 of Article VI so that, as amended, said Section shall be and read as follows:

     Section 3. Amendments. In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend, change, add to or repeal the By-laws of the Corporation and shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including, without limitation, the vote required for any action by the Board of Directors, and that from time to time shall affect the directors' powers to manage the business and affairs of the Corporation, provided that such By-laws are not inconsistent with the General Corporation Law of the State of Delaware or the Restated Certificate of Incorporation, as amended, and such By-laws relate to the business of the Corporation, the conduct of its affairs, and its rights or powers or the rights or powers of its stockholders, directors, officers or employees. In addition, the By-laws of the Corporation may be adopted, repealed, altered, amended or rescinded by the affirmative vote of eighty percent (80%) of the outstanding stock of the Corporation entitled to vote thereon, provided that such By-laws are not inconsistent with the General Corporation Law of the State of Delaware or the Certificate of Incorporation, and such By-laws relate to the business of the Corporation, the conduct of its affairs, and its rights or powers, or the rights or powers of its stockholders, directors, officers or employees. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation, and any By-laws adopted by the stockholders; provided, however, that no By-laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-laws had not been adopted.

     If any By-law regulating an impending election of directors is made, altered, amended, changed, added or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the By-law so made, altered, amended, changed or repealed, together with a concise statement of the changes made.

     RESOLVED, that the Restated Certificate of Incorporation of the Company be amended by adding a new Article Fourteenth, which shall be and read as follows:

     FOURTEENTH: Notwithstanding anything contained in the Certificate of Incorporation or the by-laws of this corporation to the contrary (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation, the by-laws of this corporation or any common stock or preferred stock designation), Articles ELEVENTH, TWELFTH and THIRTEENTH hereby shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all the outstanding stock of the corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all the stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article FOURTEENTH."

REQUIRED VOTE

     The affirmative vote of a majority of the Common Stock outstanding and entitled to vote at the Annual Meeting is required to approve this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF PROPOSAL 8.
                            ------------------------

               PROPOSAL 9 -- APPOINTMENT OF INDEPENDENT AUDITORS

     It is proposed that the stockholders ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for the Company for the 1998 fiscal year. The Company expects representatives of Ernst & Young LLP to be present at the Annual Meeting at which time they will respond to appropriate questions submitted by stockholders and may make such statements as they may desire.

     Approval by the stockholders of the appointment of independent auditors is not required but the Board deems it desirable to submit this matter to the stockholders. If holders of a majority of the Common Stock present and entitled to vote at the meeting should not approve the selection of Ernst & Young LLP, the selection of independent auditors will be reconsidered by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY.
                            ------------------------

                                    GENERAL

     As of the date of this Proxy Statement, the Board does not intend to present any other matters for action. However, if any other matters are properly brought before the meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented thereby in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Stockholder proposals in respect of matters to be acted upon at the Company's next Annual Meeting of Stockholders should be received by the Company on or before August 14, 1998 in order that they may be considered for inclusion in the Company's proxy materials.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who beneficially own greater than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange

Commission. Based solely on a review of the forms it has received and on representations from certain reporting persons that no such forms were required for them, the Company believes that during fiscal 1997 all Section 16(a) filing requirements applicable to its officers, directors and 10% beneficial owners were complied with by such persons.

OTHER MATTERS

     THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1997, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, TO EACH OF THE COMPANY'S STOCKHOLDERS OF RECORD ON DECEMBER 8, 1997, AND EACH BENEFICIAL OWNER OF STOCK ON THAT DATE UPON RECEIPT OF A WRITTEN REQUEST THEREFOR MAILED TO THE COMPANY'S OFFICES, 3401 NORTH CALIFORNIA AVENUE, CHICAGO, ILLINOIS 60618, ATTENTION: TREASURER. IN THE EVENT THAT EXHIBITS TO SUCH FORM 10-K ARE REQUESTED, A REASONABLE FEE WILL BE CHARGED FOR REPRODUCTION OF SUCH EXHIBITS. REQUESTS FROM BENEFICIAL OWNERS OF COMMON STOCK MUST SET FORTH A GOOD FAITH REPRESENTATION AS TO SUCH OWNERSHIP.

     It is important that the accompanying proxy card be returned promptly. Therefore, whether or not you plan to attend the meeting in person, you are earnestly requested to mark, date, sign and return your proxy in the enclosed envelope to which no postage need be affixed if mailed in the United States. The proxy may be revoked at any time before it is exercised. If you attend the meeting in person, you may withdraw the proxy and vote your own shares.

MANNER AND EXPENSES OF SOLICITATION

     The solicitation of proxies in the accompanying form is made by the Board and all costs thereof will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and other employees of the Company may also solicit proxies personally or by mail, telephone or telegraph, but they will not receive additional compensation for such services. The Company has retained the services of Corporate Investor Communications, Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies at an approximate cost of $6,000. Brokerage firms, custodians, banks, trustees, nominees or other fiduciaries holding shares of Common Stock in their names will be required by the Company to forward proxy material to their principals and will be reimbursed for their reasonable out of pocket expenses in such connection.

VOTING PROCEDURES

     Inspectors of election will be appointed to tabulate the number of shares of Common Stock represented at the meeting in person or by proxy, to determine whether or not a quorum is present and to count all votes cast at the meeting. The inspectors of election will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Votes withheld in connection with the election of one or more of the nominees for director will not be counted in determining the votes cast and will have no effect on the vote. With respect to the tabulation of votes cast on a specific proposal presented to the stockholders at the meeting, abstentions will be considered as present and entitled to vote with respect to that specific proposal, whereas broker non-votes will not be considered as present and entitled to vote with respect to that specific proposal. Abstentions and broker nonvotes with respect to each proposal that requires approval by holders of a majority of the outstanding Common Stock will have the effect of a vote against the proposal. Brokers who hold shares in street name for customers have authority to vote on certain items when they have not received instructions from beneficial owners, including voting upon election of directors and the selection of independent auditors.

                                          By Order of the Board of Directors,

                                          ORRIN J. EDIDIN
                                          Vice President, Secretary and General
                                          Counsel
Chicago, Illinois
December 12, 1997

                                  RECYCLE LOGO

                              WMS INDUSTRIES INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


      THE UNDERSIGNED, revoking all previous proxies, hereby appoints NEIL D. NICASTRO, HAROLD H. BACH, JR. and ORRIN J. EDIDIN (the "Proxies"), and each of them, as attorneys, agents and proxies with power of substitution, for and in the name, place and stead of the undersigned and with all powers the undersigned would possess if personally present, to vote all shares of common stock of WMS Industries Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Tuesday, January 27, 1998 at 11:30 A.M. local time at The New York Athletic Club, President's Room, 10th Floor, 180 Central Park South, New York, New York 10019, and at any adjournment or adjournments thereof. The shares represented by this Proxy will be voted as indicated below upon the following matters, all more fully described in the accompanying Proxy Statement.

     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO SUCH INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTORS DESIGNATED BY THE BOARD OF DIRECTORS AND "FOR" ITEMS 2, 3, 4, 5, 6, 7, 8 AND 9.

(1)  Election of a board of eight (8) directors.
     [ ] FOR all nominees listed (except         [ ] WITHHOLD AUTHORITY
         as marked to the contrary)                  to vote for nominees listed

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

Louis J. Nicastro, Neil D. Nicastro, Kenneth J. Fedesna, Norman J. Menell, William C. Bartholomay, William E. McKenna, Harvey Reich, Ira S. Sheinfeld.

(2) The amendment to the Company's Restated Certificate of Incorporation, as amended (the "Certificate") to increase the number of authorized shares of common stock of the Company, par value $.50 per share (the "Common Stock"), from 60,000,000 to 100,000,000.
                          FOR  [ ]      AGAINST  [ ]     ABSTAIN  [ ]

(3) The amendments to the Certificate and the Company's Amended and Restated Bylaws (the "Bylaws") to provide for the classification of the Board of Directors into three classes with staggered terms.
                          FOR  [ ]      AGAINST  [ ]     ABSTAIN  [ ]

(4) The amendments to the Certificate and Bylaws to provide that any vacancy on the Board of Directors may be filled for the unexpired term only by a vote of a majority of the remaining directors.
                          FOR  [ ]      AGAINST  [ ]     ABSTAIN  [ ]

                                                            (See reverse side)

(5) The amendments to the Certificate and Bylaws to eliminate stockholder action by written consent.
                          FOR  [ ]      AGAINST  [ ]     ABSTAIN  [ ]

(6) The amendments to the Certificate and Bylaws to permit only the President, the Chairman of the Board or the Board of Directors to call special meetings of stockholders and to limit the business permitted to be conducted at such meetings to that brought before the meetings by the Board of Directors.
                          FOR  [ ]      AGAINST  [ ]     ABSTAIN  [ ]

(7) The amendments to the Certificate and Bylaws to require an advance notice procedure for the submission of director nominations and other stockholder proposals.
                          FOR  [ ]      AGAINST  [ ]     ABSTAIN  [ ]

(8) The amendments to the Bylaws to require either a vote of the Board of Directors or a vote of 80% of the Common Stock entitled to vote thereon in order to adopt, amend or repeal the Bylaws, and to the Certificate to require a vote of 80% of the Common Stock entitled to vote thereon in order to adopt, amend or repeal the amendments to the Certificate proposed herein.
                          FOR  [ ]      AGAINST  [ ]     ABSTAIN  [ ]

(9) Ratification of the appointment of Ernst & Young LLP as independent auditors for the 1998 fiscal year.
                          FOR  [ ]      AGAINST  [ ]     ABSTAIN  [ ]

VOTES MUST BE INDICATED (X) IN BLACK or BLUE INK. [X]


                                        Dated: __________________________, 199__

                                        ________________________________________
                                        (Signature)

                                        ________________________________________
                                        (Signature)

                                        Change of Address and or Comments Mark
                                        Here:

                                        NOTE:  Please sign exactly as your name
                                        or names appear hereon, and when
                                        signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        give your full title as such.  If
                                        signatory is a corporation, sign the
                                        full corporate name by a duly
                                        authorized officer. If shares are held
                                        jointly, each stockholder named should
                                        sign.

NOTE: PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY IN THE ENVELOPE ENCLOSED FOR THIS PURPOSE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.